EXHIBIT 4.4

“BARECON 2001” STANDARD BAREBOAT CHARTER	PART1

1. Shipbroker MC Shipping Ltd.	BIMCO STANDARD BAREBOAT CHARTER CODE NAME : “BARECON 2001” PARTI
2. Place and date 7th June, 2019
3. Owners / Place of business (Cl.1) 99%Tachibana Kaiun Co. Ltd. 1% Sakae Shipping S.A.	4. Bareboat Charterers / Place of business (Cl. 1) Sagittarius Shipping Corporation
5. Vessel’s name, call sign, flag and IMO number (Cl.1 and 3) M.V. Navios Sagittarius (IMO No. 9316866)
6. Type of Vessel Bulk Carrier	7. GT / NT 38,849 / 25,164
8. When / Where built 2006 / Sanoyas Hishino Meisho Corporation	9. Total DWT (abt.) in metric tons on ~~summer freeboard~~ 75,700 DWT
10. Classification Society (Cl.3) NKK	11. Date of last special survey by the Vessel’s classification society March 5, 2017

12. ~~Further particulars of Vessel (also indicate minimum number-of months’ validity of class certificates agreed acc. to Cl. 3)~~

Cargoes to be carried; All lawful cargoes within the Vessel’s capabilities/Class, IMO, flag, her insurance

13. Port or Place of delivery (Cl.3) As per Clause 5 of the MOA (as defined in Clause 1 hereof)	14. Time for delivery (Cl.4) As per Clause 5 of the MOA See Also Clause 32.	15. Cancelling date (Cl.5) As per Clause 5 of the MOA
16. Port or Place of redelivery (Cl.3) At one safe berth or one safe port worldwide in the Charterers’ option	17. No. of months’ validity of trading and class certificates upon redelivery (Cl. 15) Minimum 3 months
18. Running days’ notice if other than stated in Cl.4 N/A	19. Frequency of dry-docking Cl. 10(g) As per Classification Society and flag state requirements

20. Trading Limits (Cl.6)

Trading Limits: always safely afloat world-wide within International Navigation Conditions with the Charterer’s option to break same paying extra insurance, but always in accordance with Clause 13 and 40.

Any other country designated pursuant to any national / international including U.N./U.S./EU or supranational law or regulations imposing trade and economic sanctions, prohibitions or restrictions including Cuba, Crimea Region, Syria, Iran, North Korea (which may be amended from time to time during the Charter Period) to be excluded.

21. Charter Period (Cl.2) 36 months with up to 30 days more in Charterers’ option (See Clause 34)	22. Charter hire (Cl. 11) See Clause 35
23. New class and other statutory requirements (state percentage of Vessel’s insurance value acc. to Box 29 (Cl. 10(a)(II)) N/A
24. Rate of Interest payable acc. to Cl.11(f) and, if applicable, acc. to PART IV N/A	25. Currency and method of payment (Cl.11) United States Dollars payable calendar monthly in advance
26. Place of payment; also state beneficiary and bank account (Cl.11) To be advised	27. Bank guarantee / bond (sum and place) (Cl. 24 (optional) N/A
28. Mortgage(s), if any (state whether Cl.12(a) or (b) applies; If 12(b) applies, state date of Financial Instrument and name of Mortgagee(s)/Place of business) (Cl.12) See Clause 44	29. Insurance (hull and machinery and war risks) (state value acc. to Cl.13(f) or, if applicable, acc. to Cl. 14(k)) (also state if Cl.14 applies) See Clause 40

“BARECON 2001” STANDARD BAREBOAT CHARTER	PART1

Mortgagee(s)/Place of business) (Cl. 12) See Clause 44	Cl.14 applies) See Clause 40
30. Additional insurance cover, if any, for Owners’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) N/A	31. Additional Insurance cover, if any, for Charterers’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) See Clause 40 (c)
32. Latent defects (only to be filled in if period other than stated in Cl.3) N/A	33. Brokerage commission and to whom payable (Cl.27) N/A
34. Grace period (state number of clear banking days) (Cl. 28) See Clause 41	35. Dispute Resolution (state 30(a), 30(b) or 30(c); if 30(c) agreed, Place of Arbitration must be stated (Cl. 30) London
36. War cancellation (Indicate countries agreed) (Cl. 26(f)) N/A
37. Newbuilding Vessel (Indicate with ‘yes’ or ‘no’ whether PART III applies) (optional) No	38. Name and place of Builders (only to be filled in if PART III applies) N/A
39. Vessel’s Yard Building No. (only to be filled in if PART III applies) No	40. Date of ~~Building~~ Shipbuilding Contract (only to be filled in if PART III applies) N/A
41. Liquidated damages and costs shall accrue to (state party acc. to Cl. 1) a) N/A b) N/A c) N/A
42. Hire/Purchase agreement (indicate with ‘yes’ or’ no’ whether PART IV applies) (optional) N/A	43. Bareboat Charter Registry (indicate with ‘yes’ or ‘no’ whether PART IV applies) (optional) Yes in Charterers’ option
44. Flag and Country of the Bareboat Charter Registry (only to be filled in if PART V applies) See Clause 37	45. Country of the Underlying Registry (only to be filled in if PART V applies)
46. Number of additional clauses covering special provisions, if agreed Clause 32 to 57 Inclusive

PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART II, In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and shall only form part of this Charter if expressly agreed and stated in Boxes 37, 42 and 43. If PART III and/or PART IV and/or PART V apply, it is further agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further.

Signature (Owners)		Signature (Charterers)

By:	Taro Yamaoka	By:	Georgios Panagakis
Title:	Director / President	Title:	Attorney-in-Fact

PART II

“BARECON 2001” Standard Bareboat Charter

1.	Definitions

In this Charter, the following terms shall have the meanings hereby assigned to them:

“The Owners” shall mean the party identified in Box 3;

“The Charterers” shall mean the party identified in Box 4;

“The Vessel” shall mean the vessel named in Box 5 and with particulars as stated in Boxes 6 to 12;

“Financial Instrument” means the mortgage, deead of covenant or other such financial security instrument as annexed to this Charter and stated in Box 28.

“MOA” means the Memorandum of Agreement entered into between the Owners as buyers and the Charterers as Sellers dated 7th June, 2019 in respect of the Vessel.

“Banking Days” shall mean the days identified in Cl.36 (b)

“Total Loss” shall mean the situation identified in Cl.40 (a)

2.	Charter Period

In consideration of the hire detailed in Box 22, the Owners have agreed to let and the Charterers have agreed to hire the Vessel for the period stated in Box 21 (the “Charter Period”).

3.	Delivery Also See Clause 32

The Vessel shall be delivered and taken over by the Charterers as per Clause 32.

~~(not applicable when PART III applies, as indicated in Box 37)~~

~~(a) The Owners shall before and at the time of delivery exercise due diligence to make the Vessel seaworthy and in every respect ready in hull, machinery and equipment for service under this Charter.~~

The Vessel shall be delivered by the Owners and taken over by the Charterers at the port or place indicated in Box 13 ~~in such ready safe berth as the Charterers may direct.~~

(b) The Vessel shall be properly documented on delivery in accordance with the laws of the flag state indicated in Box 5 ~~and the requirements of the classification society stated in Box 10. The Vessel upon delivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 12.~~

~~(c) The delivery of the Vessel by the Owners and the taking over of the Vessel by the Charterers shall constitute a full-performance by the Owners of all the Owners’ obligations under this Clause 3, and thereafter the Charterers shall not be entitled to make or assert any claim against the Owners on account of any conditions, representations or warranties expressed of implied with respect to the Vessel but the Owners shall be liable for the cost of but not the time for repairs of renewals occasioned by latent defects in the Vessel, her machinery or appurtenances, existing at the time of delivery under this Charter, provided such defects have manifested themselves within twelve (12) months after delivery unless otherwise provided in Box 32.~~

4.	Time for Delivery See Clause 32

~~(not applicable when PART III applies, as indicated in Box 37~~)

~~The Vessel shall not be delivered before the date indicated in Box 14 without the Charterers’ consent and the Owners shall exercise due diligence to deliver the Vessel not later than the date indicated in Box 15.~~

~~Unless otherwise agreed in Box 18, the Owners shall give the Charterers not less than thirty (30) running days’ preliminary and not less than fourteen (14) running days’ definite notice of the date on which the Vessel is expected to be ready for delivery.~~

~~The Owners shall keep the Charterers closely advised of possible changes in the Vessel’s position.~~

5.	Cancelling

~~(not applicable when PART III applies, as indicated in Box 37~~)

~~(a) Should the Vessel not be delivered latest by the cancelling date indicated in Box 15, the Charterers shall have the option of cancelling this Charter by giving the Owners notice of cancellation within thirty-six (36) running hours after the cancelling date stated in Box 15, falling which this Charter shall remain in full force and effect.~~

~~(b) If it appears that the Vessel will be delayed beyond the cancelling date, the Owners may, as soon as they are in position to state with reasonable certainty the day on which the Vessel should be ready, give notice thereof to the Charterers asking whether they will exercise their option of cancelling, and the option must then be declared within one hundred and sixty eight (168) running hours of the receipt by the Charterers of such notice or within thirty six (36) running hours after the cancelling date, whichever is the earlier. If the Charterers do not then exercise their option of cancelling, the seventh day after the readiness date stated in the Owners’ notice shall be substituted for the cancelling date indicated in Box 15 for the purpose of this Clause 5.~~

~~(c) Cancellation under this Clause 5 shall be without prejudice to any claim the Charterers may otherwise have on the Owners under this Charter.~~

6.	Trading Restrictions

The Vessel shall be employed in lawful trades for the carriage of suitable lawful merchandise within the trading limits indicated in Box 20.

The Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the contracts of insurance (including any warranties expressed or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.

The Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the law of any country to which the Vessel may sall or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction, seizure or confiscation.

Notwithstanding any other provisions contained in this Charter it is agreed that nuclear fuels or radioactive products or waste are specifically excluded from the cargo permitted to be loaded or carried under this Charter. ~~This exclusion does not apply to radio isotopes used or intended to be used for any industrial, commercial, agricultural, medical or scientific purposes provided the Owners’ prior approval has been obtained to loading thereof.~~

7.	Surveys on Delivery and Redelivery

~~(not applicable when PART III applies, as indicated in Box 37~~)

The Owners and Charterers have the right of ~~shall each~~ appointing surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of delivery ~~redelivery hereunder. The Owners shall bear all expenses of the On hire Survey including less of time, if any, and the Charterers shall bear all expenses of the Off hire Survey including loss of time, if any, at the daily equivalent to the rate of hire or pro rata thereof.~~

8.	Inspection

The Owners shall have the right maximum twice per year~~at any time~~ after giving reasonable notice to the Charterers to inspect or survey the Vessel or instruct a duly authorised surveyor to carry out such survey on their behalf:- provided it does not interfere with the operation of the Vessel and/or crew

(a) to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and maintained. The costs and fees for such inspection or survey shall be paid by the Owners, ~~unless the Vessel is found to require repairs or maintenance in order to achieve the condition so provided;~~

~~(b) in dry dock if the Charterers have not dry docked her in accordance with Clause 10(g). The costs and fees for such inspection or survey shall be paid by the Charterers; and~~

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“BARECON 2001” Standard Bareboat Charter

~~(c) for any other commercial reason they consider necessary (provided it does not unduly interforer with the commercial operation of the Vessel). The costs and fees for such inspection and survey shall be paid by the Owners.~~

~~All time used in respect of inspection, survey or repairs shall be for the Charterers’ account and form part of the Charter Period.~~

The Charterers shall also permit the Owners to inspect the Vessel’s log books maximum twice per year ~~whenever reasonably requested~~ and shall whenever required by the Owners furnish them with full information regarding any casualties or other accidents or damage to the Vessel.

9.	Inventories, Oil and Stores SEE CLAUSE 53

~~A complete inventory of the Vessel’s entire equipment, outfit including spare parts, appliances and of all consumable stores on board the Vessel shall be made by the Charterers in conjunction with the Owners on delivery and again on redelivery of the Vessel. The Charterers and the Owners, respectively, shall at the time of delivery and redelivery take over and pay for all bunkers, lubricating oil, unbranched provisions, paints, ropes and other consumable stores (excluding spare parts) in the said Vessel at the then current market prices at the ports of delivery and redelivery, respectively. The Charterers shall ensure that all spare parts listed in the inventory and used during the Charter Period are replaced at their expense prior to redelivery of the Vessel.~~ SEE ALSO CLAUSE 32, AND CLAUSE 46

Maintenance and Operation

10. (a)(i)

Maintenance and Repairs - During the Charter period the Vessel shall be in the full possession and at the absolute disposal for all purposes of the Charterers and under their complete control in every respect. The Charterers shall exercise due diligence to maintain the Vessel, her machinery, boilers, appurtenances and spare parts in a good state of repair, in efficient operating condition and in accordance with good commercial maintenance practice and, except as provided for in Clause 14(l), if applicable, at their own expense, they shall at all times keep the Vessel’s Class unexpired ~~fully up to date~~ with the Classification Society indicated in Box 10 maintain all other necessary certificates in force at all times.

(ii)	New Class and Other Safety Requirements

~~In the event of any improvement, structural changes or new equipment becoming necessary for the continued operation of the Vessel by reason of new class requirement or by compulsory legislation coating (excluding the Charterers’ loss of time more than the percentage stated in Box 23, or if Box 23 is left blank, 5 per cent, of the Vessel’s insurance value as stated in Box 20, then the extent, if any, to which the rate of hire shall be varied and the ratio in which the cost of compliance shall be shared between the parties concerned in order to achieve a reasonable distribution thereof as between the Owners and the Charterers having regard, inter alia to the length of the period remaining under this Charter, shall in the absence of agreement, be referred to the dispute resolution method agreed in Clause 30.~~ SEE CLAUSE 38

(iii)

Financial Security - The Charterers shall maintain financial security or responsibility in respect of third party liabilities as required by any government, including federal, state or municipal or other division or authority thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter without any delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such government or division or authority thereof.

The Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy such requirements at the Charterers’ sole expense and the Charterers shall indemnify the Owners against all consequences whatsoever (including loss of time) for any failure or inability to do so.

(b) Operation of the Vessel - The Charterers shall at their own expense and by their own procurement man, victual, navigate, operate, supply, fuel and, whenever required, repair the Vessel during the Charter Period and they shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of the Vessel under this Charter, including annual flag state fees and any foreign general municipality and/or state taxes. The Master, officers and crew of the Vessel shall be the servants of the Charterers for all purposes whatsoever, ~~even if for any reason appointed by the Owners.~~

Charterers shall comply with the regulations regarding officers and crew in force in the country of the Vessel’s flag or any other applicable law.

(c) The Charterers shall keep the Owners ~~and the mortgagee(s)~~ advised of the intended employment, planned dry-docking and major repairs of the Vessel, as reasonably required.

(d) Flag and Name of Vessel

~~During the Charter Period, the Charterers shall have the liberty to the paint Vessel in their own colours, install and display their funnel insignia and fly their own house flag. The Charterers shall also have the liberty, with the Owners’ consent, which shall not be unreasonably withheld, to change the flag and/or the name of the Vessel during the Charter Period. Painting and re-painting, instalment and re-instalment, registration and de-registration, if required by the Owners, shall be at the Charterers’ expense and time.~~ SEE CLAUSE 37 & 43

(e) Changes to the Vessel ~~- Subject to Clause 10(a)(ii), the Charterers shall make no structural changes in the Vessel or changes in the machinery, boilers, appurtenances or spare parts thereof without in each instance first securing the Owners’ approval thereof, if the Owners so agree, the Charterers shall, if the Owners so require, restore the Vessel to its former condition before the termination of this Charter.~~ SEE CLAUSE 38

(f) Use of the Vessel’s Outfit, Equipment and Appliances - The Charterers shall have the use of all outfit, equipment, and appliances on board the Vessel at the time of delivery, provided the same or their substantial equivalent shall be returned to the Owners on redelivery in substantially the same ~~good order and~~ condition as when received, ordinary wear and tear excepted. The Charterers shall from time to time during the Charter period replace such items of equipment as shall be so damaged or worn as to be unfit for use. The Charterers are to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel. The Charterers have the right to fit additional equipment at their expense and risk but the Charterers shall remove such equipment at the end of the period unless agreed otherwise by the Owners and the Charterers. ~~If requested by the Owners.~~ Any equipment including radio equipment on hire on the Vessel at time of delivery shall be kept and maintained by the Charterers and the Charterers shall assume the obligations and liabilities of the Owners under any lease contracts in connection therewith and shall reimburse the Owners for all expenses incurred in connection therewith, also for any new equipment required in order to comply with radio regulations.

(g) Periodical Dry-Docking - The Charterers shall dry-dock the Vessel and clean and paint her underwater parts whenever the same may be necessary, but not

PART II

“BARECON 2001” Standard Bareboat Charter

less than once during the period stated in Box 19 or, if Box 19 has been left blank, every sixty (60) calendar months after delivery or such other period as may be required by the Classification Society or flag state.

11.	Hire SEE CLAUSE 35

~~(a) The Charterers shall pay hire due to the Owners punctually in accordance with the terms of this Charter in respect of which time shall be of the essence.~~

~~(b) The Charterers shall pay to the Owners for the hire of the Vessel a lump sum in the amount indicated in Box 22 which shall be payable net later than every thirty running days in advance, the first lump sum being payable on the date and hour of the Vessel’s delivery to the Charterers. Hire shall be paid continuously throughout the Charter Period.~~

(c) Payment of hire shall be made in cash without discount in the currency and in the manner indicated in Box 25 and at the place mentioned in Box 26.

~~(d) Final payment of hire, if for a period of less than thirty (30) running days, shall be calculated proportionally according to the number of days remaining before redelivery and advance payment to be effected accordingly.~~

~~(e) Should the Vessel be lost or missing, hire shall ccase from the date and time when she was lost or last heard of. The date upon which the Vessel is to be treated as lost or missing shall be ten (10) days after the Vessel was last reported or when the vessel is posted as missing by Lloyd’s, whichever occurs first. Any hire paid in advance to be adjusted accordingly.~~

~~(f) Any delay in payment of hire shall entitle the Owners to interest at the rate per annum as agreed in Box 24. If Box 24 has not been filled in, the three months interbank offered rate in London (LIBOR or its successor) of the currency stated in Box 25, as quoted by the British Bankers’ Association (BBA) on the date when the hire fell due, increased by 2 per cent, shall apply.~~

~~(g) Payment of interest due under sub-clause 11(f) shall be made within seven (7) running days of the date of the Owners’ invoice specifying the amount payable or, in the absence of an invoice, at the time of the next hire payment date.~~

12. Mortgage SEE CLAUSE 44

(only to apply if Box 28 has been appropriately filled in)

~~*)~~

~~(a) The Owners warrant that they have not effected any mortgage(s) of the Vessel and that they shall not effect any mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.~~

~~*)~~

~~(b) The Vessel chartered under this Charter is financed by a mortgage according to the Financial Instrument. The Charterers undertake to comply, and provide such information and documents to enable the Owners to comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and maintenance of the Vessel as laid down in the Financial Instrument or as may be directed from time to time during the currency of the Charter by the mortgagee(s) in conformity with the Financial Instrument. The Charterers confirm that, for this purpose, they have acquainted themselves with all relevant terms, conditions and provisions of the Financial Instrument and agree to acknowledge this in writing in any form that may be required by the mortgagee(s). The Owners warrant that they have not offested any mortgage(s) other than stated in Box 28 and that they shall not agree to any amendment of the mortgage(s) referred to in Box 28 or effect any other mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.~~

*)	(Optional, Clauses 12 (a) and 12 (b) are alternatives; indicate alternative agreed in Box 28).

13.	Insurance and Repairs SEE CLAUSE 40

(a) During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against hull and machinery, war and Protection and indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel, including maintaining financial security in accordance with sub-clause 10(a)(iii)) in underwriter’s standard from as the Owners have received, reviewed and ~~shall in writingapproved, which approval shall not be unreasonably withheld~~. ~~in such form as the Owners shall in writing approve which approval shall not be unreasonably withheld~~ Such insurances shall be arranged by the Charterers to protect the interests of both the Owners and the Charterers and the mortgagees (if any), and the Charterers shall be at liberty to protect under such insurances the interests of any managers they may appoint. insurance policies shall cover the Owners and the Charterers according to their respective interests. ~~Subject to the provisions of the Financial Instrument, if any, and the approval of the Owners and the insurers, the Charterers shall-effect all insured repairs and shall undertake settlement and reimbursement from the insurers of all costs in connection with such repairs as well as insured charges, expenses and liabilities to the extent of coverage under the insurances herein provided for.~~

The Charterers also to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.

All time used for repairs under the provisions of sub-clause 13(a) and for repairs of latent defects according to Clause 3(c) above, including any deviation, shall be for the Charterers’ account.

~~(b) If the conditions of the above insurances permit additional insurance to be placed by the parties, such cover shall be limited to the amount for each party-set-out in-Box 30 and Box 31, respectively. The Owners or the Charterers as the case may by shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary.~~

(c) The Charterers shall upon the request of the Owners provide information and promptly execute such documents as may be reasonably required to enable the Owners to comply with the insurance provisions of the Financial Instrument.

~~(d) Subject to the provisions of the Financial Instrument, if any, should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub-clause 13(a), all insurance payments for such loss shall be paid to the Owners who shall distribute the moneys between the Owners and the Charterers according to their respective interests. The Charterers undertake to notify the Owners and the mortgagee(s), if any, of any occurrences in consequence of which the Vessel is likely to become a total loss as defined in this clause.~~ SEE CLAUSE 40

(e) The Owners shall, upon the request of the Charterers, promptly execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a constructive total loss.

~~(f) For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub-clause 13(a), the value of the Vessel is the sum indicated in Box 29.~~ SEE CLAUSE 40

14.	Insurance, Repairs and Classification N/A

(Optional, only to apply if expressly agreed and stated in Box 29, in which event Clause 13 shall be considered deleted).

~~(a) During the Charter Period the Vessel shall be kept insured by the Owners at their expenses against hull and machinery and war risks under the form of policy or~~

PART II

“BARECON 2001” Standard Bareboat Charter

~~policies attached hereto. The Owners and/or insurers shall not have any right of recovery or subrogation against the Charterers on account of loss of or any damage to the Vessel or her machinery or appurtenances covered by such insurance, or on account of payments made to discharge claims against or liabilities of the Vessel or the Owners covered by such insurance. Insurance policies shall cover the Owners and the Charterers according to their respective interests.~~

~~(b) During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against Protection and Indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel, including maintaining financial security in accordance with sub-clause 10(a)(iii)) in such form as the Owners shall in writing approve which approval shall not be unreasonably withheld.~~

~~(c) In the event that any act or negligence of the Charterers shall vitiate any of the insurance herein provided, the Charterers shall pay to the Owners all losses and indemnify the Owners against all claims and demands which would otherwise have been covered by such insurance.~~

~~(d) The Charterers shall, subject to the approval of the Owners or Owners’ Underwriters, effect all insured repairs, and the Charterers shall undertake settlement of all miscellaneous expenses in connection with such repairs as well as all insured charges, expenses and liabilities, to the extent of coverage under the insurances provided for under the provisions of sub-clause 14(a). The Charterers to be secured reimbursement through the Owners’ Underwriters for such expenditures upon presentation of accounts.~~

~~(e) The Charterers to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.~~

~~(f) All time used-for repairs under the provisions of sub-clause 14(d) and 14(e) and for repairs of latent defects according to Clause 3 above, including any deviation, shall be for the Charterers’ account and shall form part of the Charter Period.~~

~~The Owners shall not be responsible for any expenses as are incident to the use and operation of the Vessel for such time as may be required to make such repairs.~~

~~(g) If the conditions of the above insurances permit additional insurance to be placed by the parties such cover shall be limited to the amount for each party set out in Box 30 and Box 31, respectively. The Owners or the Charterers as the case may be shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary.~~

~~(h) Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub-clause 14 (a), all insurance payments for such loss shall be paid to the Owners, who shall distribute the moneys between themselves and the Charterers according to their respective interests.~~

~~(i) If the Vessel becomes an actual, constructive, compromised or agreed total loss under the insurances arranged by the Owners in accordance with sub-clause 14(a), this Charter shall terminate as of the date of such loss.~~

~~(j) The Charterers shall upon the request of the Owners, promptly execute such documents as may be required to enable the Owners to abandon the Vessel to the insurers and claim a constructive total loss.~~

~~(k) For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub clause 14(a), the value of the Vessel is the sum indicated in Box 29.~~

~~(l) Notwithstanding anything contained in sub-clause 10(a), it is agreed that under the provisions of Clause 14, If applicable, the Owners shall keep the Vessel’s Class fully up to date with the Classification Society indicated in Box 10 and maintain all other necessary certificates in force at all times.~~

15.	Redelivery ALSO SEE CLAUSE 46

At the expiration of the Charter Period the Vessel shall be redelivered by the Charterers to the Owners at a safe berth or anchorage at a safe ~~and ice free~~ port or place as indicated in Box 16, ~~In such ready safe berth as the Owners may direct.~~ The Charterers shall give the Owners not less than thirty (30) running days’ preliminary notice of expected date, range of ports of redelivery or port or place of redelivery and not less than fourteen (14) running days’ definite notice of expected date and port or place of redelivery. Any changes thereafter in Vessel’s position shall be notified immediately to the Owners.

The Charterers warrant that they will not permit the Vessel to commence a voyage (including any preceding ballast voyage) which cannot reasonably be expected to be completed in time to allow redelivery of the Vessel within the Charter Period. Notwithstanding the above, should the Charterers fail to redeliver the Vessel within the Charter Period, the Charterers shall pay the daily equivalent to the rate of hire stated in Box 22 plus 5 per cent or to the market rate, whichever is the higher, for the number of days by which the Charter Period is exceeded. All other terms, conditions and provisions of the Charter shall continue to apply.

Subject to the provisions of Clause 10, the Vessel shall be redelivered to the Owners in substantially the same ~~or as good structure, state,~~ condition ~~and class~~ as that in which she was delivered, fair wear and tear not affecting class excepted.

The Vessel upon redelivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 17.

16.	Non-Lien ALSO SEE CLAUSE 47

The Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the Owners in the Vessel. ~~The Charterers further agree to fasten to the Vessel in a conspicuous place and to keep so fastened during the Charter Period a notice reading as follows:~~

~~‘This Vessel is the property of (name of Owners). It is under charter to (name of Charterers) and by the terms of the Charter Party neither the Charterers nor the Master have any right, power or authority to create, incur or permit to be imposed on the Vessel any lien whatsoever.’~~

17.	Indemnity ALSO SEE CLAUSE 54

(a) The Charterers shall indemnify the Owners against any loss, damage or expense incurred by the Owners arising out of or in relation to the operation of the Vessel by the Charterers, and against any lien of whatsoever nature arising out of an event occurring during the Charter Period. If the Vessel be arrested or otherwise detained by reason of claims or liens arising out of her operation hereunder by the Charterers, the Charterers shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail.

Without prejudice to the generality of the foregoing, the Charterers agree to indemnify the Owners against all consequences or liabilities arising from the Master, officers or agents signing Bills of Lading or other documents.

PART II

“BARECON 2001” Standard Bareboat Charter

(b) If the Vessel be arrested or otherwise detained by reason of a claims or claims against the Owners, the Owners shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail.

In such circumstances the Owners shall indemnify the Charterers against any loss, damage or expense incurred by the Charterers (including hire paid under this Charter) as a direct consequence of such arrest or detention.

18.	Lien

The Owners to have a lien upon all cargoes, sub-hires and sub-freights belonging or due to the Charterers or any sub-charterers and any Bill of Lading freight for all claims under this Charter, and the Charterers to have a lien on the Vessel for all moneys paid in advance and not earned.

19.	Salvage

All salvage and towage performed by the Vessel shall be for the Charterers’ benefit and the cost of repairing damage occasioned thereby shall be borne by the Charterers.

20.	Wreck Removal

In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the Owners against any sums whatsoever which the Owners shall become liable to pay and shall pay in consequence of the Vessel becoming a wreck or obstruction to navigation.

21.	General Average

The Owners shall not contribute to General Average.

22.	Assignment, Sub-Charter and Sale

(a) The Charterers shall not assign this Charter nor sub-charter the Vessel on a bareboat basis except with the prior consent in writing of the Owners, which shall not be unreasonably withheld, and subject to such terms and conditions as the Owners shall approve.

~~(b) The Owners shall not sell the Vessel during the currency of this Charter except with the prior written consent of the Charterers, which shall not be unreasonably withheld, and subject to the buyer accepting an assignment of this Charter.~~ SEE CLAUSE48

23.	Contracts of Carriage

*)

(a) The Charterers are to procure that all documents issued during the Charter Period evidencing the terms and conditions agreed in respect of carriage of goods shall contain a paramount clause incorporating any legislation relating to carrier’s liability for cargo compulsorily applicable in the trade; if no such legislation exists, the documents shall incorporate the Hague-Visby Rules. The documents shall also contain the New Jason Clause and the Both-to-Blame Collision Clause.

*)

(b) The Charterers are to procure that all passenger tickets issued during the Charter Period for the carriage of passengers and their luggage under this Charter shall contain a paramount clause incorporating any legislation relating to carrier’s liability for passengers and their luggage compulsorily applicable in the trade; If no such legislation exists, the passenger tickets shall incorporate the Athens Convention Relating the Carriage of Passengers and their Luggage by Sea, 1974, and any protocol thereto.

*)	Delete as applicable.

24.	Bank Guarantee

(Optional, only to apply if Box 27 filled in)

~~The Charterers undertake to furnish, before delivery of the Vessel, a first class bank guarantee or bond in the sum and at the place as indicated in Box 27 as guarantee for full performance of their obligations under this Charter.~~

25.	Requisition/Acquisition ALSO SEE CLAUSE 40(a)/(b)

(a) In the event of the requisition for Hire of the Vessel by any governmental or other competent authority (hereinafter referred to a “Requisition for Hire”) irrespective of the date during the Charter Period when “Requisition for Hire” may occur and irrespective of the length thereof and whether or not it be for an indefinite or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the Charter Period, this Charter shall not be deemed thereby or thereupon to be frustrated or otherwise terminated and the Charterers shall continue to pay the stipulated hire in the manner provided by this Charter until the time when the Charter would have terminated pursuant to any of the provisions hereof always provided however that in the event of “Requisition for Hire” any Requisition Hire or compensation received or receivable by the Owners shall be payable to the Charterers during the remainder of the Charter Period or the period of the ‘Requisition for Hire’ whichever be the shorter.

(b) Notwithstanding the provisions of clause 25 (a), in the event of the Owners being deprived of their ownership in the Vessel by any Compulsory Acquisition of the Vessel or requisition for title by any governmental or other competent authority, which for the avoidance of any doubt, shall exclude requisition for use or hire not involving requisition of title (hereinafter referred to as ‘Compulsory Acquisition’), then, ~~irrespective of the date during the Charter Period when “Compulsory Acquisition” may occur,~~ this Charter shall be deemed terminated as of the date of such “Compulsory Acquisition”. In such event charter hire to be considered as earned and to be paid up to the date and time of such “Compulsory Acquisition”, but not thenafter.

26.	War

(a) For the purpose of this Clause, the words ‘War Risks’ shall include any war (whether actual or threatened), act of war, civil war, hostilities, revolution, rebellion, civil commotion, warlike operations, the laying of mines (whether actual or reported), acts of piracy, acts of terrorists, acts of hostility or malicious damage, blockades (whether imposed against all vessels or imposed selectively against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever), by any person, body, terrorist or political group, or the Government of any state whatsoever, which may be dangerous or are likely to be or to become dangerous to the Vessel, her cargo, crew or other persons on board the Vessel.

(b) The Vessel, unless the written consent of the Owners be first obtained, shall not continue to or go through any port, place, area or zone (whether of land or sea), or any waterway or canal, where it reasonably appears that the Vessel, her cargo, crew or other persons on board the Vessel, in the reasonable judgement of the Owners, may be, or are likely to be, exposed to War Risks. Should the

Vessel be within any such place as aforesaid, which only becomes dangerous or is likely to be or to become dangerous, after the entry into it, the Owners shall have the right to require the Vessel to leave such area.

(c) The Vessel shall not load contraband cargo, or to pass through any blockade, whether such blockade be imposed on all vessels, or is imposed selectively in any way whatsoever against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever, or to proceed to an area where she shall be subject, or is likely to be subject to a belligerent’s right of search and/or confiscation.

~~(d) If the insurers of the war risk insurance, when Clause 14 is applicable, should require payment of premiums and/or calls because, pursuant to the Charterers’ orders, the Vessel is within, or is due to enter and remain within, any area or areas which are specified by such insurers as being subject to additional premiums because of War Risks, then such premiums and/or calls~~

PART II

“BARECON 2001” Standard Bareboat Charter

~~shall be reimbursed by the Charterers to the Owners at the same time as the next payment of hire is due.~~

(e)	The Charterers shall have the liberty:

(i)

to comply with all orders, directions, recommendations or advice as to departure, arrival, routes, sailing in convoy, ports of call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever which are given by the government of the nation under whose flag the vessel sails, or any other government, body or group whatsoever acting with the power to compel compliance with their orders or directions’

(ii)	to comply with the orders, directions or recommendations of any war risks underwriters who have the authority to give the same under the terms of the war risks insurance;

(iii)

to comply with the terms of any resolution of the Security Council of the United Nations, any directives of the European Community, the effective orders of any other supranational body which has the right to issue and give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey the orders and directions of those who are charged with their enforcement.

~~(f)~~

~~In the event of outbreak of war (whether there be a declaration of war or not) (i) between any two or more of the following countries: the United States of America; Russia: the United Kingdom; France; and the people’s Republic of China, (ii) between any two or more of the countries stated in Box 36, both the Owners and the Charterers shall have the right to cancel this Charter, whereupon the Charterers shall redeliver the Vessel to the Owners in accordance with Clause 15, if the Vessel has cargo on board after discharge thereof at destination, or if debarred under this Clause from reaching and entering it at a near open and safe port as directed by the Owners, or if the Vessel has no cargo on board, at the port at which the Vessel then is or if at sea at a near, open and safe port as directed by the Owners. In all cases hire shall continue to be paid in accordance with Clause 11 and expect as aforesaid all other provisions of this Charter shall apply until redelivery.~~

27.	Commission

~~The Owners to pay a commission at the rate indicated in Box 33 to the Brokers named in Box 33 on any hire paid under the Charter. If no rate is indicated in Box 33, the commission to be paid by the Owners shall cover the actual expenses of the Brokers and a reasonable fee for their work.~~

~~If the full hire is not paid owing to breach of the Charter by either of the parties, the party liable therefore shall Indemnify the Brokers against their loss of commission.~~ Should the parties agree to cancel the Charter, the Owners shall indemnify the Brokers against any loss of commission but in such case the commission shall not exceed the brokerage on one year’s hire.

28.	Termination

(a)	Charterer’s Default

~~The Owners shall be entitled to withdraw the Vessel from the service of the Charterers and terminate the Charter with immediate effect by written notice to the Charterers if:~~

~~(i)~~

~~the Charterers fail to pay hire in accordance with Clause 11. However, where there is a failure to make punctual payment of hire due to oversight, negligence, errors or omissions on the part of the Charterers or their bankers, the Owners shall given the Charterers written notice of the number of clear banking days stated in Box 34 (as recognised at the agreed place of payment) in which to rectify the failure, and when so rectified within such number of days following the Owners’ notice, the payment shall stand as regular and punctual. Failure by the Charterers to pay hire within the~~

~~number of days stated in Box 34 of their receiving the Owners’ notice as provided herein, shall entitle the Owners to withdraw the Vessel from the service of the Charterers and terminate the Charter without further notice;~~

~~(ii)~~	~~the Charterers fall to comply with the requirements of:~~

~~(1)~~	~~Clause 6 (Trading Restrictions)~~

~~(2)~~	~~Clause 13(a) (Insurance and Repairs)~~

~~provided that the owners shall have the option, by written notice to the Charterers, to give the Charterers a specified number of days grace within which to rectify the failure without prejudice to the Owners’ right to withdraw and terminate under this Clause if the Charterers fail to comply with such notice;~~

~~(iii)~~

~~the Charterers fail to rectify any failure to comply with the requirements of sub clause 10(a)(i) (Maintenance and Repairs) as soon as practically possible after the Owners have requested them in writing so to do and in any even so that the Vessel’s insurance cover is not prejudiced.~~

SEE CLAUSE 41 & 42

(b)	Owners’ Default

If the Owners shall by any act or omission be in breach of their obligations under this Charter to the extent that the Charterers are deprived of the use of the Vessels and such breach continues for a period of fourteen (14) running days after written notice thereof has been given by the Charterers to the Owners, the Charterers shall be entitled to terminate this Charter with immediate effect by written notice to the Owners.

(c)	Loss of Vessel

~~This Charter shall be deemed to be terminated if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss. For the purpose of this sub clause, the Vessel shall not be deemed to be lost unless she has either become an actual total loss or arrangement has been reached with her underwriters in respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred.~~ SEE CLAUSE 40(d)/(e)

(d)

Either party shall be entitled to terminate this Charter with immediate effect by written notice to the other party in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of the other party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver is appointed, ~~or if it suspends payment~~, ceases to carry on business or makes any special arrangements or composition with its creditors. (e) The termination of this Charter shall be without prejudice to all rights accrued due between the parties prior to the date of termination and to any claim that either party might have.

Repossession

In the event of the termination of this Charter in accordance with the applicable provisions of Clause 28, the Owners shall have the right to repossess the Vessel from the Charterers at her current or next port of call, or at a port or place convenient to them without hindrance or interference by the Charterers, courts or local authorities. Pending physical repossession of the Vessel in accordance with this Clause 29, the Charterers shall

29.

PART II

“BARECON 2001” Standard Bareboat Charter

hold the Vessel as gratuitous bailee only to the Owners. The Owners shall arrange for an authorised representative to board the Vessel as soon as reasonably practicable following the termination of the Charter. The Vessel shall be deemed to be repossessed by the Owners from the Charterers upon the boarding of the Vessel by the Owners’ representative. All arrangements and expenses relating to the settling of wages, disembarkation and repatriation of the Charterers’ Master, officers and crew shall be the sole responsibility of the Charterers.

30.	Dispute Resolution

*)

(a) This Contract shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Contract shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.

The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.

The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.

Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

~~*)~~

~~(b) This Contract shall be governed by and construed in accordance with Title 9 of the United States Code and the Maritime Law of the United States and any dispute arising out of or in connection with this Contract shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final and for the purpose of enforoing any award, judgment may be entered on an award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc.~~

~~In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the shortened Arbitration Procedure of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings are commenced.~~

~~*)~~

~~(c) This Contract shall be governed by and construed in accordance with the laws of the place mutually agreed by the parties and any dispute arising out of or in connection with this Contract shall be referred to arbitration at a mutually agreed place, subject to the procedures applicable there.~~

~~(d) Notwithstanding (a), (b) or (c) above, the parties may agree at any time to mediation any difference and/or dispute arising out of or in connection with this Contract.~~

~~In the case of a dispute in respect of which arbitration has been commenced under (a), (b) or (c) above, the following shall apply:~~

~~(i)~~

~~Either party may at any time and from time to time elect to refer the dispute to mediation by service on the other party of a written notice (the “Mediation Notice”) (calling on the other party to agree to mediation.~~

~~(ii)~~

~~The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that they agree to mediation. In which case the parties shall thereafter agree a mediator within a further 14 calendar days, falling which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal (the “Tribunal”) or such person as the Tribunal may designate for that purpose. The mediation shall be conducted in such place and in accordance with such procedure and on such terms as the parties may agree or, in the event of disagreement, as may be set by the mediator.~~

~~(iii)~~

~~If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties.~~

~~(iv)~~	~~The mediation shall not affect the right of either party to seek such relief or take such steps as it considers necessary to protect its interest.~~

~~(v)~~

~~Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedures shall continue during the conduct of the mediation by the Tribunal may take the mediation timetable into account when settling the timetable for steps in the arbitration.~~

~~(vi)~~	~~Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred in the mediation and the parties shall share equally the mediator’s costs and expenses.~~

~~(vii)~~

~~The mediation process shall be without prejudice and confidential and no information or documents disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under the law and procedure governing the arbitration.~~

~~(Note the parties should be aware that the mediation process may not necessarily interrupt time limits.)~~

~~(e)~~	~~If Box 35 in PART I is not appropriately filled in sub-clause 30(a) of this Clause shall apply Sub Clause 30(d) shall apply in all cases.~~

*)	Sub-clauses 30(a), 30(b) and 30(c) are alternatives; indicate alternative agreed in Box 35

31.	Notices SEE CLAUSE 61

~~(a)~~	~~Any notice to be given by either party to the other party shall be in writing and may be sent by fax, telex, registered or recorded mall or by personal service.~~

~~(b)~~	~~The address of the Parties for service of such communication shall be as stated in Boxes 3 and 4 respectively.~~

“BARECON 2001” Standard Bareboat Charter

PART III PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY (Optional, only to apply if expressly agreed and stated in Box 37)	OPTIONAL PART

~~1.~~	~~Specifications and Shipbuilding Contract~~

~~(a) The Vessel shall be constructed in accordance with the Building Shipbuilding Contract (hereafter called “the Shipbuilding Building Contract”) as annexed to this Charter, made between the Builders and the Sellers Owners and in accordance with the specifications and plans annexed thereto, such Building Contract specifications and plans having been countersigned as approved by the Charterers.~~

~~(b) No change shall be made in the Shipbuilding Building Contract or in the specifications or plans of the Vessel as approved by the charterers as aforesaid without the Charterers’ consent.~~

~~(c) The Charterers shall have the right to send their representative to the Builders’ Yard to Inspect the Vessel during the course of her construction to satisfy themselves that construction is in accordance with such approved specifications and plans as referred to under sub clause (a) of this Clause.~~

~~(d) The Vessel shall be built in accordance with the Building Contract and shall be of the description set out therein, Subject to the provisions of sub clause 2(c) (ii) hereunder, the Charterers shall be bound to accept the Vessel from the Owners, completed and constructed in accordance with the Building Contract, on the date of delivery by the Builders. The Charterers undertake that having accepted the Vessel they will not thereafter raise any claims against the Owners in respect of the Vessels performance or specification or defects. If any, Nevertheless, in respect of any repairs, replacements or defects which appear within the first 12 months from delivery by the Builders the Owners shall endeavour to compel the Builders to repair, replace or remedy any defects or to recover from the Builders any expenditure incurred in carrying out such repairs, replacements or remedies. However, the Owners’ liability to the Charterers shall be limited to the extent the Owners have a valid claim against the Builders under the guarantee clause of the Building Contract (a copy whereof has been supplied to the Charterers). The Charterers shall be bound to accept such sums as the Owners are reasonably able to recover under this Clause and shall make no further claim on the Owners for the difference between the amount(s) so recovered and the actual expenditure on repairs, replacement of remedying defects or for any loss of time incurred.~~

~~Any liquidated damages for physical defects or deficiencies shall accrue to the account of the party stated in Box 41(a) or if not filled in shall be shared equally between the parties. The costs of pursuing a claim or claims against the Builders under this Clause (including any liability to the Builders) shall be borne by the party stated in Box 41(b) or if not filled in shall be shared equally between the parties.~~

~~2.~~	~~Time and Place of Delivery SEE CLAUSE-33~~

~~(a) Subject to the Vessel having completed her acceptance trails including trials of cargo equipment in accordance with the Building Contract and specifications to the satisfaction of the Charterers, the Owners shall give and the Charterers shall take delivery of the Vessel afloat when ready for delivery and properly documented at the Builders’ Yard or some other safe and readily accessible dock, wharf or place as may be agreed between the parties hereto and the Builders. Under the Building Contract, the Builders have estimated that the Vessel will be ready for delivery to the Owners as therein provided but the delivery date for the purpose of the Charter shall be the date when the Vessel is in fact ready for delivery by Builders after completion of trails whether that be before or after as indicated in the Building Contract. The Charterers shall not be entitled to refuse acceptance of delivery of the Vessel~~

~~and upon and after such acceptance, subject to Clause 1(d), the Charterers shall not be entitled to make any claim against the Owners in respect of any conditions, representations or warranties, whether express or implied, as to the seaworthiness of the Vessel or in respect of delay in delivery.~~

~~(b) If for any reason other than a default by the Sellers Owners under the Shipbuilding contract, the Builders become entitled under that contract not to deliver the Vessel to the Sellers, the Owners shall upon giving to the Charterers written notice of Builders becoming so entitled, be excused from giving delivery of the Vessel to the Charterers and upon receipt of such notice by the Charterers this Charter shall cease to have effect.~~

~~(c) If for any reason the Owners become entitled under the Building Contract to reject the Vessel the Owners shall, before exercising such right of rejection, consult the Charterers and thereupon~~

~~(i) if the Charterers do not wish to take delivery of the Vessel they shall inform the Owners within seven (7) running days by notice in writing and upon receipt by the Owners of such notice this Charter shall cease to have effect; or~~

~~(ii) If the Charterers do not wish to take delivery of the Vessel they may by notice in writing within seven (7) running days require the Owners to negotiate with the Builders as to the terms on which delivery should be taken and/or retrain from exercising their right of rejection and upon receipt of such notice the Owners shall commence such negotiations and/or take delivery of the Vessel from the Builders and deliver her to the Charterers;~~

~~(iii) In no circumstances shall the Charterers be entitled to reject the Vessel unless the Owners are able to reject the Vessel from the Builders; SEE CLAUSE 33~~

~~(iv) If this Charter terminates under sub-clause (b) of this Clause, the Owners shall thereafter not be liable to the Charterers for any claim under of arising out of this Charter or its termination.~~

~~(d) Any liquidated damages for delay in delivery under the Building Contract and any costs incurred in pursuing a claim therefor shall accrue to the account of the party stated in Box 41(c) or if not filled in shall be shared equally between the parties.~~

~~3.~~	~~Guarantee Works SEE CLAUSE 32~~

~~If not otherwise agreed, the Owners authorise the Charterers to arrange for the guarantee works to be performed. In accordance with the Shipbuilding building Contract terms, and hire to continue during the period of guarantee works. The Chaterers have to advise the Owners about the performance to the extent the Owners may request.~~

~~4.~~	~~Name of Vessel SEE CLAUSE 44~~

~~The name of the Vessel shall be mutually agreed between the Owners and the Charterers and the Vessel shall be painted in the colours, display the funnel insignia and fly the house flag as required by the Charterers.~~

~~5.~~	~~Survey on Redelivery SEE CLAUSE 46~~

~~The Owners and the Charterers shall appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of redelivery.~~

~~Without prejudice to Clause 15 (PART II), the Charterers shall bear all survey expenses and all other costs. If any, including the cost of docking and undocking, if required, as well as all repair costs incurred. The Charterers shall also bear all loss of time spent in connection with any docking and undocking as well as repairs, which shall be paid at the rate of hire per day or pre rata.~~

“BARECON 2001” Standard Bareboat Charter

PART IV HIRE/PURCHASE AGREEMENT (Optional, only to apply if expressly agreed and stated in Box 42)	OPTIONAL PART

~~On expiration of this Charter and provided the Charterers have fulfilled their obligations according to PART I and II as well as PART III, if applicable, it is agreed that on payment of the final payment of hire as per Clause 11 the Charterers have purchased the Vessel with everything belonging to her and the Vessel is fully paid for.~~

~~In the following paragraphs the Owners are referred to as the Sellers and the Charterers as the Buyers.~~

~~The vessel shall be delivered by the Sellers and taken over by the Buyers on expiration of the charter.~~

~~The Sellers guarantee that the Vessel, at the time of delivery, is free from all encumbrances and maritime liens or any debts whatsoever other than those arising from anything done or not done by the Buyers or any existing mortgage agreed not to be paid off by the time of delivery. Should any claims, which have been incurred prior to the time of delivery, be made against the Vessel, the sellers hereby undertake to indemnify the Buyers against all consequences of such claims to the extent it can be proved that the Sellers are responsible for such claims. Any taxes, notarial, consular and other charges and expense connected with the purchase and registration under Buyers’ flag shall be for Buyers’ account. Any taxes, consular and other charges and expenses connected with closing of the Sellers’ register shall be for Sellers’ account.~~

~~In exchange for payment of the last month’s hire instalment the Sellers shall furnish the Buyers with a Bill of Sale duly attested and legalised, together with a certificate selling out the registered encumbrances, if any. On delivery of the Vessel the Sellers shall provide for deletion of the Vessel from the Ship’s Register and deliver a certificate of deletion to the Buyers.~~

~~The Sellers shall, at the time of delivery, hand to the Buyers all classification certificates (for hull, engines, anchors, chains, etc) as well as all plans which may be in Sellers’ possession.~~

~~The wireless installation and nautical instruments, unless on hire, shall be included in the sale without any extra payment.~~

~~The Vessel with everything belonging to her shall be at Sellers’ risk and expense until she is delivered to the Buyers, subject to the conditions of the Contract, and the Vessel with everything belonging to her shall be delivered and taken over as she is at the time of delivery, after which the Sellers shall have no responsibility for possible faults or deficiencies of any description.~~

~~The Buyers undertake to pay for the repatriation of the Maser, officers, and other personnel if appointed by the Sellers to the port where the Vessel entered the Bareboat charter as per clause 3 (PART II) or to pay the equivalent cost of their journey to any other place.~~

“BARECON 2001” Standard Bareboat Charter

PART V PROVISIONS TO APPLY FOR VESSELS REGISTERED IN A BAREBOAT CHARTER REGISTRY (Optional, only to apply if expressly agreed and stated in Box 43)	OPTIONAL PART

1.	Definitions

~~For the purpose of this PART V, the following terms shall have the meanings hereby assigned to them:~~

~~“The Bareboat Charter Registry” shall mean the registry of the state whose flag the Vessel will fly and in which the Charterers are registered as the bareboat charterers during the period of the Bareboat Charter.~~

~~“The Underlying Registry” shall mean the registry of the state in which the Owners of the Vessel are registered as Owners and to which jurisdiction and control of the Vessel will revert upon termination of the Bareboat Charter Registration.~~

2.	~~Mortgage – See Clause 44~~

~~The Vessel chartered under this Charter is financed by a mortgage and the provisions of Clause 12(b) (PART II) shall apply.~~

3.	~~Termination of Charter by Default~~

~~If the Vessel chartered under this Charter is registered in a Bareboat Charter Registry as stated in Box 44, and if the Owners shall default in the payment of any amounts due under the mortgage(s) specified in Box 28, the Charterers shall, if so required by the mortgagee, direct the Owners to re-register the Vessel in the Underlying Registry as shown in Box 45.~~

~~In the event of the Vessel being deleted from the Bareboat Charter Registry as stated in Box 44, due to a default by the Owners in the payment of any amounts due under the mortgage(s), the Charterers shall have the right to terminate this Charter forthwith and without prejudice to any other claim they may have against the Owners under this Charter.~~

Additional Clauses

to

the Bareboat Charter Party dated 7th June, 2019 (this “Charter”) by

Tachibana Kaiun Co., Ltd. And Sakae Shipping S.A. as owner (the

“Owners”) and

SagittariusShipping Corporation

as charterer (the “Charterers”)

in respect of MV “Navios Sagittarius” (the “Vessel”)

32.	DELIVERY

(a) The Charterers shall take delivery of the Vessel under this Charter simultaneously with delivery by the Charterers as sellers to the Owners as buyers under the MOA, and the Owners shall be obliged to deliver the Vessel to the Charterers hereunder in the same moment as the Owners are taking delivery of the Vessel under the MOA.

(b) The Owners warrant that the Vessel, at time of delivery, is free from all charters, encumbrances, mortgages and maritime liens or any other debts whatsoever, other than (i) those incurred prior to the delivery of the Vessel hereunder, (ii) this Charter and (iii) the mortgage over the Vessel, assignment of insurance in respect of the Vessel and the assignment of the charter hires in respect hereof in favour of the Mortgagee.

(c) The Vessel shall be delivered under this Charter in the same condition and with the same equipment, inventory and spare parts as she is delivered to the Owners under the MOA. The Charterers know the Vessel’s condition at the time of delivery, and expressly agree that the Vessel’s condition as delivered under the MOA is acceptable and in accordance with the provisions of this Charter. The Vessel shall be delivered to the Charterers under this Charter strictly “as is/where is”, and the Charterers shall waive any and all claims against the Owners under this Charter on account of any conditions, seaworthiness, representations, warranties expressed or implied in respect of the Vessel (including but not limited to any bunkers, oils, spare parts and other items whatsoever) on delivery.

33.	ISM CODE

During the currency of this Charter the Charterers shall procure at the costs and expenses and time of the Charterers that the Vessel and the “company” (as defined by the ISM code) shall comply with the requirements of the ISM code. Upon request the Charterers shall provide a copy of relevant documents of compliance (DOC) and safety management certificate (SMC) to the Owners. For the avoidance of any doubt any loss, damage, expense or delay caused by the failure on the part of the “Company” to comply with the ISM code shall be for the Charterers’ account.

34.	CHARTER PERIOD

(a)	The Owners shall let to the Charterers and the Charterers shall take the Vessel on charter for the period and upon the terms and conditions contained herein.

(b)

Subject always to the provisions hereto, the period of the chartering of the Vessel hereunder (hereinafter referred to as the “Charter Period”) shall comprise (unless terminated at an earlier date in accordance with the terms hereof) a charter period of 36 months from the date of the delivery of the Vessel by the Owners to the Charterers under this Charter (the “Delivery Date”) with up to 30 days more in the Charterers’ option, provided always that the chartering of the Vessel hereunder may be terminated by the Owners pursuant to Clause 41 or shall terminate in the event of the Total Loss or Compulsory Acquisition of the Vessel subject to, and in accordance with provisions of Clause 40.

35.	CHARTER HIRE

The Charterers shall, throughout the Charter Period, pay charter hire (“Charter Hire”) to the Owners monthly in advance at the agreed following rate by telegraphic transfer for each successive period of a month commencing with the Delivery Date and with subsequent installments at monthly intervals after the date of payment of such first installment by and until the redelivery of the Vessel. Time is of the essence for payment of the Charter Hire under this Charter.

36Month USD 5,850 / day

No address commission.

36.	PAYMENTS

(a)	Notwithstanding anything to the contrary contained in this Charter, all payments by the Charterers hereunder (whether by way of hire or otherwise) shall be made as follows:-

(i)	not later than 11:00 a.m. (New York time) on one Banking Day prior to the date on which the relevant payment is due under the terms of this Charter: and

(ii)

in United States Dollars to The Yamaguchi Bank (or such other bank or banks as may from time to time be notified by the Owners to the Charterers by not less than fourteen (14) days’ prior written notice) for the account of the Owners .

(b)

If any day for the making of any payment hereunder shall not be a Banking Day (being, for all purposes of this Charter, a day on which banks are open for transaction of business of the nature required by this Charter in Japan, Piraeus/Greece, London, New York) the due date for payment of the same shall be the next following Banking Day.

(c)

Subject to the terms of this Charter, the Charterers’ obligation to pay hire in accordance with the requirements of Clause 35 and this Clause 36 and to pay certain amount of insurance benefit pursuant to Clause 40 (e) and to pay the Termination Compensation pursuant to Clause 42 shall be absolute irrespective of any contingency whatsoever, including (but not limited to) (i) any failure or delay on the part of any party hereto or thereto, whether with or without fault on its part, other than the Owners, in performing or complying with any of the terms or covenants hereunder, (ii) any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against the Owners or the Charterers or any change in the constitution of the Owners or the Charterers or any other person, (iii) any invalidity or unenforceability or lack of due authorization of or other defect in this Charter, or (iv) any other cause which would or might but for this provision have the effect of terminating or in any way affecting any obligation of the Charterers under this Charter.

(d)

In the event of failure by the Charterers to pay within three (3) Banking Days after the due date for payment thereof, or in the case of a sum payable on demand, the date of demand therefor, any hire or other amount payable by them under this Charter, the Charterers will pay to the Owners on demand interest on such hire or other amount from the date of such failure to the date of actual payment (both before and after any relevant judgment or winding up of the Charterers) at the rate determined by the Owners and certified by them to the Charterers (such certification to be conclusive in the absence of manifest error) to be the aggregate of (i) two & one-half per centum (2 1⁄2%) and (ii) the London Interbank Offered Rate for US Dollar deposits of not more than one month’s duration (as selected by the Owners in the light of the likely duration of the default in question) (as such rate is from time to time quoted by leading banks in the London Interbank Market). Interest payable by the Charterers as aforesaid shall be compounded at such intervals as the Owners shall determine and shall be payable on demand.

(e)	Any interest payable under this Charter shall accrue from day to day and shall be calculated on the actual number of days elapsed and a three hundred and sixty (360) day year.

(f)

In this Charter, unless the context otherwise requires, “month” means a period beginning in one calendar month (and, in the case of the first month, on the date of delivery hereunder) and ending in the succeeding calendar month on the day numerically corresponding to the day of the calendar month in which such period started provided that if there is no such numerically corresponding day, such period shall end on the last day in the relevant calendar month and “monthly” shall be construed accordingly.

37.	FLAG AND CLASS

(a)	The Vessel shall upon the Delivery Date be registered in the name of the Owners under the Panamanian flag.

(b)

The Owners shall have no right either to transfer the flag of Vessel from Panama to any other registry or to require the Charterers to transfer the Vessel’s classification society. The Charterers shall, at any time after the Delivery Date and at the Charterers’ expense, have the right to transfer the Vessel’s classification society from Nippon Kaiji Kyokai to any other classification society at least equivalent to Nippon Kaiji Kyokai.

(c)

Further, in the event that the Charterers need to change the flag of the Vessel, the Charterers can change the flag with the Owner’s consent, which should not be unreasonably withheld, provided however that any expenses and time (including but not limited to legal charges for finance documents for the Mortgagee) shall be for the Charterers‘account.

(d)

Subject to the Charterers’ supplying the standard de-registration agreement reasonably satisfactory to the Mortgagee the Charterers are entitled to establish the standard bareboat registration on the Vessel at the costs, expense and time of the Charterers.

(e)

If during the Charter Period there are modifications made to the Vessel which are compulsory for the Vessel to comply with change to rules and regulations to which operation of the Vessel is required to conform, the cost relating to such modifications shall be for the account of the Charterers.

(f)

The Owners will arrange the Vessel’s registration under Panama flag and recordation of their mortgage and for the issuance of all Vessel’s initial certificates of the flag at the Owners’ cost (excluding, for the avoidance of doubt, the costs to be paid by the Charterers under Clause 57 (a) hereof). Also the Owners are responsible to arrange for the renewal of such certs at the Owners’ cost (excluding, for the avoidance of doubt, the costs to be paid by the Charterers under Clause 57 (a) hereof) throughout the Charter Period

38.	IMPROVEMENT AND ADDITIONS

The Charterers shall have the right to fit additional equipment and to make severable improvements and additions at their expense and risk (in case the cost shall be excess US$5,000.00, subject to the permission by the Owners). Such additional equipment, improvements and additions shall be removed from the Vessel without causing any material damage to the Vessel (any such damage being made good by the Charterers at their time and expense) provided however that the Charterers shall redeliver the Vessel without removing such additional equipment, improvements and additions if the Owners consent to such non-removal before the redelivery.

The Charterers shall also have the right to make structural or non-severable improvements and additions to the Vessel at their own time, costs and expense and risk provided that such improvements and additions do not diminish the market value of the Vessel and are not likely to diminish the market value of the Vessel during or at the end of the Charter Period and do not in any way affect or prejudice the marketability or the useful life of the Vessel and are not likely to affect or prejudice the marketability or the useful life of the Vessel during or at the end of the Charter Period.

39.	UNDERTAKING

The Charterers undertake and agree that throughout the Charter period they will:-

•

notify the Owners in writing of any Termination Event (or event of which they are aware which, with the giving of notice and/or lapse of time or other applicable condition, would constitute a Termination Event);

40.	INSURANCE, TOTAL LOSS AND COMPULSORY ACQUISITION

(a)

For the purposes of this Charter, the term “Total Loss” shall include actual or constructive or compromised or agreed or arranged total loss of the Vessel including any such total loss as may arise during a requisition for hire. “Compulsory Acquisition” shall have the meaning assigned thereto in Clause 25(b) hereof.

(b)	The Charterers undertake with the Owners that throughout the Charter Period:-

(i)

they will keep the Vessel insured in underwriter’s standard form as the Owners shall in writing approve, which approval shall not be unreasonably withheld, with such insurers (including P&I and war risks associations) as shall be reasonably acceptable to the Owners with deductibles reasonably acceptable to the Owners (it being agreed and understood by the Charterers that there shall be no element of self- insurance or insurance through captive insurance companies without the prior written consent of the Owners);

(ii)

they will be properly entered in and keep entry of the Vessel with P&I Club that is a member of the International Group of Protection and Indemnity Association for the full commercial value and tonnage of the Vessel and against all prudent P&I Risks in accordance with the rules of such association or club including, in case of oil pollution liability risks equal to the highest level of cover from time to time available under the basic entry with such P&I (but always a minimum of USD USD1,000,000,000);

(iii)

The policies in respect of the insurances against fire and usual marine risks and policies or entries in respect of the insurances against war risks shall, in each case, include the following loss payable provisions:-

(a)	For so long as the Vessel is mortgaged and in accordance with the Deed of Assignment of insurances entered or to be entered into between the Charterers and any mortgagee (the “Assignee”):

Until such time as the Assignee shall have notified the insurers to the contrary:

(i)

All recoveries hereunder in respect of an actual, constructive or compromised or arranged total loss shall be paid in full to the Assignee without any deduction or deductions whatsoever and applied in accordance with clause 40 (e);

(ii)

All other recoveries not exceeding United States Dollars Five Hundred Thousand (US$500,000.00) shall be paid in full to the Charterers or to their order without any deduction or deductions whatsoever; and

(iii)

All other recoveries exceeding United States Dollars Five Hundred Thousand (US$ 500,000.00) shall, subject to the prior written consent of the Assignee be paid in full to the Charterers or their order without any deduction whatsoever.

and the Owners and Charterers agree to be bound by the above provisions.

(iv)	the Charterers shall procure that duplicates of all cover notes, policies and certificates of entry shall be furnished to the Owners for their custody;

(v)	the Charterers shall procure that the insurers and the war risk and protection and indemnity associations with which the Vessel is entered shall

(A)	furnish the Owners with a letter or letters of undertaking in relevant underwriter’s standard form and in accordance with the underwriters’ rules.

(B)	supply to the Owners such information in relation to the insurances effected, or to be effected, with them as the Owners may from time to time reasonably require: and

(vi)

the Charterers shall use all reasonable efforts to procure that the policies, entries or other instruments evidencing the insurances are endorsed to the effect that the insurers shall give to the Owners prior written notification of any amendment, suspension, cancellation or termination of the insurances in accordance with the underwriters’ guidance and rules.

(c)

Notwithstanding anything to the contrary contained in Clauses 13 and any other provisions hereof, the Vessel shall be kept insured during the Charter Period in respect of marine and war risks on hull and machinery basis (The Charterers shall have the option, to take out on a full hull and machinery basis increased value or total loss cover in an amount not exceeding Thirty per centum (30%) of the total amount insured from time to time) for not less than the amounts specified in column (b) in the table set out below in respect of the one-yearly period during the Charter Period specified in column (a) (on the assumption that the first such period commences on the Delivery Date) against such amount (hereinafter referred to as the “Minimum Insured Value”):

(a)	(b)
Year	Minimum Insured Value
1	US$5,723,438.
2	US$3,867,188.
3	US$2,010,938.

(d)	(i) If the Vessel shall become a Total Loss or be subject to Compulsory Acquisition the Chartering of the Vessel to the Charterers hereunder shall cease and the Charterers shall:-

(A)

immediately pay to the Owners all hire, and any other amounts, which have fallen due for payment under this Charter and have not been paid as at and up to the date on which the Total Loss or Compulsory Acquisition occurred (the “Date of Loss”) together with interest thereon at a rate reflecting the Owners’ reasonable cost of funds at such intervals, which amount to be agreed between the Owners and the Charterers and shall cease to be under any liability to pay any hire, but not any other amounts, thereafter becoming due and payable under this Charter, Provided that all hire and any other amounts prepaid by the Charterers subsequent to the Date of Loss shall be forthwith refunded by the Owners:

(B)	for the purposes of this sub-clause, the expression “relevant Minimum Insured Value” shall mean the Minimum Insured Value applying to the one-year period in which the Date of Loss occurs.

(ii)	For the purpose of ascertaining the Date of Loss :-

(A)

an actual total loss of the Vessel shall be deemed to have occurred at noon (London time) on the actual date the Vessel was lost but in the event of the date of the loss being unknown the actual total loss shall be deemed to have occurred at noon (London time) on the date on which it is acknowledged by the insurers to have occurred:

(B)

a constructive, compromised, agreed, or arranged total loss of the Vessel shall be deemed to have occurred at noon (London time) on the date that notice claiming such a total loss of the Vessel is given to the insurers, or, if the insurers do not admit such a claim, at the date and time at which a total loss is subsequently admitted by the insurers or adjudged by a competent court of law or arbitration tribunal to have occurred. Either the Owners or, with the prior written consent of the Owners (such consent not to be unreasonably withheld), the Charterers shall be entitled to give notice claiming a constructive total loss but prior to the giving of such notice there shall be consultation between the Charterers and the Owners and the party proposing to give such notice shall be supplied with all such information as such party may request; and

(C)	Compulsory Acquisition shall be deemed to have occurred at the time of occurrence of the relevant circumstances described in Clause25 (b) hereof.

(e)

All moneys payable under the insurance effected by the Charterers pursuant to Clauses 13 and 40, or other compensation, in respect of a Total Loss or pursuant to Compulsory Acquisition of the Vessel shall be received in full by the Owners (or the Mortgagees as assignees thereof) and applied by the Owners (or, as the case may be, the Mortgagees):-

FIRST, in payment of all the Owners’ costs incidental to the collection thereof,

SECONDLY, in or towards payment to the Owners (to the extent that the Owners have not already received the same in full) of a sum equal to the aggregate of (i) unpaid but due hire under this Charter and unpaid interest thereon up to and including the Date of Loss and (ii) the amount of purchase option price payable under clause 49 as at the Date of Loss, and

THIRDLY, in payment of any surplus to the Charterers by way of compensation for early termination.

(f)	The Charterers and the Mortgagee shall execute the ”Assignment of Insurances” of which contents and wording shall be mutually agreed between the Owners and the Charterers.

41.	TERMINATION EVENTS

(a)	Each of the following events shall be a “Termination Event” for purposes of this Charter :-

(i)

if any installment of hire or any other sum payable by the Charterers under this Charter (including any sum expressed to be payable by the Charterers on demand) shall not be paid at its due date or within the ten (10) Banking Days after such due date and such failure to pay is not remedied within ten (10) Banking Days of receipt by the Charterers of written notice from the Owners notifying the Charterers of such failure and requesting that payment is made; or

(ii)

Save in circumstances where requisition for hire or compulsory requisition result in termination of insurances for the Vessel, if either (A) the Charterers shall fail at any time to effect or maintain any insurances required to be effected and maintained under this Charter, or any insurer shall avoid or cancel any such insurances (other than where the relevant avoidance or cancellation results from an event or circumstance outside the reasonable control of the

Charterers and the relevant insurances are reinstated or re-constituted in a manner meeting the requirements of this Charter within seven (7) days of such avoidance or cancellation) or the Charterers shall commit any breach of or make any misrepresentation in respect of any such insurances the result of which the relevant insurer avoids the policy or otherwise excuses or releases itself from all or any of its liability thereunder, or (B) any of the said insurances shall cease for any reason whatsoever to be in full force and effect (other than where the reason in question is outside the reasonable control of the Charterer and the relevant insurances are reinstated or re-constituted in a manner meeting the requirements of this Charter within seven (7) days of such cease); or

(iii)

if the Charterers shall at any time fail to observe or perform any of their material obligations under this Charter, other than those obligations referred to in sub-clause (i) or sub-clause (ii) of this Clause 41(a), and such failure to observe or perform any such obligation is either not remediable or is remediable but is not remedied within thirty (30) days of receipt by the Charterers of a written notice from the Owners requesting remedial action; or

(iv)

if any material representation or warranty by the Charterers in connection with this Charter or in any document or certificate furnished to the Owners by the Charterers in connection herewith or therewith shall prove to have been untrue, inaccurate or misleading in any material respect when made (and such occurrence continues unremedied for a period of thirty (30) days after receipt by the Charterers of written notice from the Owners requesting remedial action): or

(v)

if a petition shall be presented or an order shall be made or an effective resolution shall be passed for the administration or winding-up of the Charterers (other than for the purpose of a reconstruction or amalgamation during and after which the Charterers remain solvent and the terms of which have been previously approved in writing by the Owners which approval shall not be unreasonably withheld) or if an encumbrancer shall take possession or an administrative or other receiver shall be appointed of the whole or any substantial part of the property, undertaking or assets of the Charterers or if an administrator of the Charterers shall be appointed or if anything analogous to any of the foregoing shall occur under the laws of the place of the Charterers’ incorporation, or

(vi)

if the Charterers shall stop payments to all of its creditors or shall cease to carry on or suspend all or a substantial part of their business or shall be unable to pay their debts, or shall admit in writing their inability to pay their debts, as they become due or shall otherwise become or be adjudicated insolvent; or

(vii)	if the Charterers shall apply to any court or other tribunal for, a moratorium or suspension of payments with respect to all or a substantial part of their debts or liabilities, or

(viii) (A)

if the Vessel is arrested or detained (other than for reasons solely attributable to the Owners or to those for whom, for the purposes of this provision, the Owners shall be deemed responsible, including without limitation, any legal person who, at the date hereof or at any time in the future is affiliated with the Owners) and such arrest or detention is not lifted within forty-five (45) days (or such longer period as the Owners shall reasonably agree in the light of all the circumstances) ; or

(B)

if a distress or execution shall be levied or enforced upon or sued out against all or any substantial part of the property or assets of the Charterers and shall not be discharged or stayed within thirty (30) days; or

(ix)

if any consent, authorization, license or approval necessary for this Charter to be or remain the valid legally binding obligations of the Charterers, or to the Charterers to perform their obligations hereunder or thereunder, shall be materially adversely modified or is not granted or is revoked, suspended, withdrawn or terminated or expires and is not renewed (provided that the occurrence of such circumstances shall not give rise to a Termination Event if the same are remedied within thirty (30) days of the date of their occurrence); or

(x)

if (a) any legal proceeding for the purpose of the reconstruction or rehabilitation of the Charterers is commenced and continuing in any jurisdiction and (b) the Owners receive a termination notice from the receiver, trustee or others of the Charterers which informs the termination/rejection of the Charter pursuant to the relevant laws, codes and regulations applicable to such proceeding.

(b)

A Termination Event shall constitute (as the case may be) either a repudiatory breach of, or breach of condition by the Charterers under, this Charter or an agreed terminating event the occurrence of which will (in any such case) entitle the Owners by notice to the Charterers to terminate the chartering of the Vessel under this Charter and recover the amounts provided for in Clause 42(c) either as liquidated damages or as an agreed sum payable on the occurrence of such event.

42.	OWNERS’ RIGHTS ON TERMINATION

(a)

At any time after a Termination Event shall have occurred and be continuing, the Owners may, by notice to the Charterers immediately, or on such date as the Owners shall specify, terminate the chartering by the Charterers of the Vessel under this Charter, whereupon the Vessel shall no longer be in the possession of the Charterers with the consent of the Owners, and the Charterers shall redeliver the Vessel to the Owners. For the avoidance of doubt, in case of the termination of the Charter in accordance with 41 (a) (x) hereof, the Charter shall be deemed to be terminated upon receipt by the Owners of the termination notice set forth in Clause 41 (a) (x) hereof.

(b)

On or at any time after termination of the chartering by the Charterers of the Vessel pursuant to Clause 42(a) hereof the Owners shall be entitled to retake possession of the Vessel, the Charterers hereby agreeing that the Owners, for that purpose, may put into force and exercise all their rights and entitlements at law and may enter upon any premises belonging to or in the occupation or under the control of the Charterers where the Vessel may be located.

(c)

If the Owners pursuant to Clause 42(a) hereof give notice to terminate the chartering by the Charterers of the Vessel, the Charterers shall pay to the Owners on the date of termination (the “Termination Date”), the aggregate of (A) all hire due and payable, but unpaid, under this Charter to (and including) the Termination Date together with interest accrued thereon pursuant to Clause 36(d) hereof from the due date for payment thereof to the Termination Date, (B) any sums, other than hire, due and payable by the Charterers, but unpaid, under this Charter together with interest accrued thereon pursuant to Clause 36(d) to the Termination Date and (C) any actual direct financial loss suffered by the Owners which direct loss shall be determined as the shortfall, if any, between (a) the current market value of the Vessel (average value as estimated by two independent valuers such as major London brokers i.e. Arrow Valuations

Ltd, Barry Rogliano Salles, Braemar ACM Shipbroking, H Clarkson & Co. Ltd., E.A. Gibsons Shipbrokers, Fearnleys, Galbraith, Simpson Spencer & Young, Howe Robinson & Co Ltd London and Maersk Broker K.S. (to include, in each case, their successors or assigns and such subsidiary or other company in the same corporate group through which valuations are commonly issued by each of these brokers), or such other first-class independent broker as the Owners and Charterers may agree in writing from time to time) and (b) the Remaining Purchase Option Price (as defined in Clause 49.2 hereof) at any given time always taking into account any charterhire paid during the year to which the specified Remaining Purchase Option Price relates PROVIDED ALWAYS that if the said market value exceeds the aggregate of (A) and (B) and the Remaining Purchase Option Price, then the Owners shall pay the amount of such excess to the Charterers forthwith. The aggregate of (A), (B) and (C) above shall hereinafter be referred to as the “Termination Compensation”).

(d)

If the Charter is terminated in accordance with this Clause 42 the Charterers shall immediately redeliver the Vessel at a safe and ice-free port or place as indicated by the Owners. The Vessel shall be redelivered to the Owners in substantially the same condition and class as that in which she was delivered, fair wear and tear not affecting class excepted.

(e)

The Owners agree that if following termination of the Charter under this Clause, the Owners sell or otherwise transfer the Vessel to a third party, or enter into any other arrangement with a third party with an option to purchase the Vessel, then the Owners shall pay to the Charterers after that sale (i) the amount of the greater of (a) the sale price and (b) the market value of the Vessel at such sale/transfer/arrangement date less (ii) the aggregate of the unpaid Termination Compensation and the Remaining Purchase Option Price (as defined in Clause 49.2) which would be payable by the Charterers as set out in Clause 49 as at the date of such sale.

43.	NAME

The Charterers shall, subject only to prior notification to the relevant authorities of the jurisdiction in which for the time being the Vessel is registered, be entitled from time to time to change the name of the Vessel. During the Charter Period, the Charterers shall have the liberty to paint the Vessel in their own colours, install and display their funnel insignia and fly their own house flag. Painting and installment shall be at Charterers’ expense and time. The Charterer shall also have the liberty to change the name of the Vessel during the Charter Period at the expense and time of the Charterers (including the legal charge for finance documents for the Mortgagee, if any).

The Owners shall have no right to change the name of the Vessel during the Charter Period.

44.	MORTGAGE and ASSIGNMENT

The Owners confirm that they are familiar with the terms of the assignment of insurances made or to be made by the Charterers and the Owners in favour or the Mortgagee, and they agree to the terms thereof and will do nothing that conflicts therewith, except that the Owners shall be entitled to assign its rights, title and interest in and to this Charter to the Mortgagee or its assignee. Acceptance of Assignment of Insurances is subject to the acceptance of the Quiet Enjoyment Agreement by the Charterers. Neither party shall assign its right or obligations or part of thereof to any third party without the written consent of the other.

The Owners have the right to register a first preferred mortgage on the Vessel in favour of the Mortgagee (The Yamaguchi Bank Ltd.) securing a loan under the Loan Agreement under standard mortgages and security documentation. In which case, the Owners undertake to procure from the Mortgagee a Letter of Quiet Enjoyment in a form and substance acceptable to the Charterers.

Subject to the acceptance of the Quiet Enjoyment Agreement, the Charterers agree to sign an acknowledgement of the Owners’ charterhire assignment or any other comparable document reasonably required by the Mortgagee, in favour of the Mortgagee. During the course of the Charter the Owners have the right to register a substitute mortgage in favour of another bank provided such registration is effected in a similar amount to the loan amount outstanding with the Mortgagee at that time and only if such substitute mortgagee executes a Letter of Quiet Enjoyment in favour of the Charterers in the same form as that provided by the Mortgagee or the form acceptable for the Charterers. The Charterers will then agree to sign a charterhire assignment in favour of the substitute mortgage in a form as shall be agreed by the Charterers, which agreement not be unreasonably withheld. Any cost incurred by the Charterers shall be for Owners’ account.

Subject to the term and conditions of this Charter, the Charterers also agree that the Owners have the right to assign its rights, title and interest in and to the insurances by way of assignment of insurance in respect of the Vessel to and in favour of the Assignee in a form and substance acceptable to Charterers and the Assignee.

Owners shall procure that any mortgage and charterhire assignment shall be subject to this Charter and to the rights of the Charterers hereunder, in accordance with, and subject to, a Letter of Quiet Enjoyment.

In the event that the Owners execute security of any nature (including but not limited to any mortgage, assignment of insurances) over the Vessel then the Owners hereby undertake and agree as a condition of this Charter to procure that the beneficiary of such security executes in favour of the Charterers a letter of quiet enjoyment in such form and content as is reasonably acceptable to the Charterers, and the effectiveness of this assignment clause is subject to the agreement of a letter of Quiet Enjoyment before delivery of the Vessel.

45.	REDELIVERY INSPECTION

Prior to redelivery and without interference to the operation of the Vessel, the Owners, at their risk and expense, shall have the right provided that such right is declared at least 20 days prior to the expected redelivery date to carry out an underwater inspection of the Vessel by Class approved diver and in the presence of Class surveyor and Owners’ and Charterers’ representatives. Should any damages in the Vessel’s underwater parts be found that will impose a condition or recommendation of Vessel’s class then:

a)

In case Class imposes a condition or recommendation of class that does not require drydocking before next scheduled drydocking. Charterers shall pay to Owners the estimated cost to repair such damage in way which is acceptable to Class, which to be direct cost to repair such damage only, as per average quotation for the repair work obtained from two reputable independent shipyards at or in the vicinity of the redelivery port, one to be obtained by Owners and one by Charterers within 2 banking days from the date of imposition of the condition/recommendation unless the parties agree otherwise.

b)

In case Class require Vessel to be drydocked before the next scheduled drydocking the Charterers shall drydock the Vessel at their expense prior to redelivry of the Vessel to the Owners and repair same to Class satisfaction.

In such event the Vessel shall be redelivered at the port of the dockyard.

46.	REDELIVERY

The Charterers shall redeliver to the Owners the Vessel with everything belonging to her at the time of redelivery including spare parts on board, used or unused subject to the Clause 38 hereof. The Owners shall take over and pay the Charterers for remaining bunkers and unused lubricating oils including hydraulic oils, and greases, unbroached provisions, paints, ropes and other consumable stores as per Clause 53 at the Charterers’ purchased prices with supporting vouchers. For the purpose of this clause, the Charterers shall withhold the Hire two last hire payments (the “Withheld Hire”) and shall offset the cost of bunkers, unused lubricating oils and unbroached provisions etc., remaining on board at the time of redelivery from the Withheld Hire. If the Withheld Hire is not sufficient to cover the cost of bunkers, unused lubricating oils, and unbroached provisions etc. the Owners shall settle the outstanding amount within 3 Singapore banking days after redelivery of the Vessel.

Personal effects of the Master, officers and crew including slop chest, hired equipment, if any and the following listed items are excluded and shall be removed by the Charterers prior to or at the time of redelivery of the Vessel:

•	E-mail equipment not part of GMDSS

•	Gas bottles

•	Electric deck air compressor

•	Blasting and painting equipment

•	Videotel (or similar) film library

47.	MORTGAGE NOTICE

The Charterers keep prominently displayed in the chart room and in the master’s cabin of the Vessel a framed printed notice (the print on which shall measure at least six inches by nine inches) reading as follows:-

NOTICE OF MORTGAGE

This Vessel is owned by Tachibana Kaiun Co., Ltd. And Sakae Shipping S.A.and is subject to a first preferred mortgage in favour of The Yamaguchi Bank Ltd. Under the terms of the said Mortgage neither the Owner, nor the master, nor any charterer of the Vessel nor any other person has the right or authority to create, incur or permit any lien, charge or encumbrance to be placed on the Vessel other than sums for crews’ wages and salvage.

48.	SALE OF VESSEL BY OWNERS

1.

The Owners have the right to sell the Vessel to a reputable third party (“Purchaser”) at any time during the Charter Period with the prior written consent of the Charterers and provided that (i) the Purchaser agrees to take over the benefit and burden of this Charter, (ii) such ownership change does not result in any reflagging of the Vessel, (iii) such ownership change does not result in the Charterers being obliged to increase any payment under this Charter, (iv) such ownership change does not increase the actual or contingent obligations of the Charterers under this Charter, and (v) the Charterers shall not be liable for the costs and expenses (including legal fees) incurred in the sale of the Vessel by the Owners under this Clause 48.

2.	The Owners shall give the Charterers at least one month’s prior written notice of any sale.

3.

Subject to 48.1, the Charterers and Owners undertake with each other to execute one or more novation agreements (or other documents required under applicable law) to novate the rights and obligations of the Owners under this Charter to the Purchaser such novation agreement(s) or other documents to be in such form and substance acceptable to the Charterers and such novation will be effective upon delivery of the Vessel from the Owners to the Purchaser.”

49.	CHARTERERS’ OPTION TO PURCHASE VESSEL

1.	Charterers to have purchase option at the end of 36 th months of the Charter Period at a price of USD 2,000,000- (the “Purchase Option Price”);

2.

Immediately prior to delivery of the Vessel by the Owners to the Charterers under the PO MOA (as defined in Clause 49.3) the Parties shall execute a Protocol of Redelivery and Acceptance under this Charter (the “Redelivery Protocol”) and save in respect of any claims accrued under this Charter prior to the date and time of the Redelivery Protocol, this Charter shall terminate forthwith.

3.

Upon the date of any written notification by the Charterers to the Owners of their intention to purchase the Vessel, the Owners and the Charterers shall be deemed to have unconditionally entered into a contract to sell and purchase the Vessel for the Remaining Purchase Option Price (the said aggregated amount, being called the “Total Purchase Option Price”) on and in strict conformity with the terms and conditions contained in the Memorandum of Agreement attached to this Charter as Exhibit A (the “PO MOA”).

50.	MISCELLANEOUS

(a)

The terms and conditions of this Charter and the respective rights of the Owners and the Charterers shall not be waived or varied otherwise than by an instrument in writing of the same date as or subsequent to this Charter executed by both parties or by their duly authorized representatives.

(b)

Unless otherwise provided in this Charter whether expressly or by implication, time shall be of the essence in relation to the performance by the Charterers of each and every one of their obligations hereunder.

(c)

No failure or delay on the part of the Owners or the Charterers in exercising any power, right or remedy hereunder or in relation to the Vessel shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise of any such right or power or the exercise of any other right, power or remedy.

(d)

If any terms or condition of this Charter shall to any extent be illegal invalid or unenforceable the remainder of this Charter shall not be affected thereby and all other terms and condition shall be legal valid and enforceable to the fullest extent permitted by law.

(e)

The respective rights and remedies conferred on the Owners and the Charterers by this Charter are cumulative, may be exercised as often as the Owners or the Charterers (as the case may be) think fit and are in addition to, and are not exclusive of, any rights and remedies provided by law.

51.	COMMUNICATIONS

Except as otherwise provided for in this Charter, all notices or other communications under or in respect of this Charter to either party hereto shall be in writing and shall be made or given to such party at the address, facsimile number or e-mail address appearing below (or at such other address, facsimile number or e-mail address as such party may hereafter specify for such purposes to the other by notice in writing):-

(i)	in the case of the Owners c/o Tachibana Kaiun Co., Ltd.

Address	: 3-3-31 Minamitoryu-Cho, Imabari City, Ehime, Japan
Telephone	: +81-898-22-7719
Telefax	: +81-898-22-7785
E-mail	: Tachibana-kaiun@s8.dion.ne.jp

(ii)	in the case of the Charterers c/o Navios Shipmanagement Inc.

Address	: 85 Akti Miaouli Street, 18538, Piraeus, Greece
Telephone	: 30-210-4595000
E-mail	: ops@navios.com, legal@navios.com
tech@navios.com, legal_corp@navios.com

(iii)	in the case of the Brokers c/o MC Shipping Ltd.

Address	: Marunouchi Park Bldg., 6-1, Marunouchi 2-Chome,
Chiyoda-ku, Tokyo 100-8086
Telephone	: +81-3-3210-8443
Telefax	: +81-3-3210-4473
E-mail	: snp@mc-ship.com

A written notice includes a notice by facsimile or e-mail. A notice or other communication received on a non-working day or after business hours in the place of receipt shall be deemed to be served on the next following working day in such place.

Subject always to the foregoing sentence, any communication by personal delivery or letter shall be deemed to be received on delivery, any communication by e-mail shall be deemed to be received upon transmission of the automatic answerback of the addresses and any communication by facsimile shall be deemed to be received upon appropriate acknowledgment by the addressee’s receiving equipment.

All communications and documents delivered pursuant to or otherwise relating to this Charter shall either be in English or accompanied by a certified English translation.

52.	TRADING IN WAR RISK AREA

The Charterers shall be permitted to order the Vessel into an area subject to War Risks as defined in Clause 26 without consent of the Owners provided that all Marine, War and P&I Insurance are maintained with full force and effect and the Charterers shall pay any and all additional premiums to maintain such insurance.

53.	INVENTORIES, OIL AND STORES

A complete inventory of the Vessel’s entire equipment, outfit including spare parts, appliances and of all consumable stores on board the Vessel shall be made by the Charterers in conjunction with the Owners on delivery and again on redelivery of the Vessel.

The Owners shall at the time of redelivery take over and pay for all bunkers, lubricating oil, unbroached provisions, paints, ropes and other consumable stores (excluding spare parts) in the said Vessel at the Charterers’ purchased prices with supporting vouchers. However, the Charterers shall not pay to the Owners at time of delivery for any bunkers, lubricating oil, provisions, paints, ropes and consumable stores which the Charterers have supplied to the Vessel at the Charterers’ expense prior to delivery. The Charterers shall ensure that all spare parts listed in the inventory and used during the Charter Period are replaced at their expense prior to redelivery of the Vessel.

54.	INDEMNITY FOR POLLUTION RISKS

The Charterers shall indemnify the Owners against the following Pollution Risks:-

(a)	liability for damages or compensation payable to any person arising from pollution;

(b)	the costs of any measures reasonably taken for the purpose of preventing, minimizing or cleaning up any pollution together with any liability for losses or damages arising from any measures so taken;

(c)

liability which the Owners and/or the Charterers may incur, together with costs and expenses incidental thereto, as the result of escape or discharge or threatened escape discharge of oil or any other substance;

(d)

the costs or liabilities incurred as a result of compliance with any order or direction given by any government or authority for the purpose of preventing or reducing pollution or the risk of pollution; provided always that such costs or liabilities are not recoverable under the Hull and Machinery Insurance Policies on the Vessel;

(e)

liability which the Owners and/or the Charterers may incur to salvors under the exception to the principal of “no cure-no pay” in Article 1 (b) of Lloyds Standard Form of Salvage Agreement (LOF 1990); and

(f)	liability which the Charterers may incur for the payment of fines in respect of pollution in so far as such liability may be covered under the rules of the P&I Club.

55.	TRADE AND COMPLIANCE CLAUSE

The Charterers and the Owners hereby agree that no person/s or entity/ies under this Charter will be individual(s) or entity(ies) designated under any applicable national or international law imposing trade and economic sanctions.

Further, the Charterers and the Owners agree that the performance of this Charter will not require any action prohibited by sanctions or restrictions under any applicable national or international law or regulation imposing trade or economic sanctions.

56.	ANTI-BRIBERY AND ANTI-CORRUPTION

The Charterers and the Owners hereby agree that in connection with this Contract and/or any other business transactions related to it, they as well as their sub-contractors and each of their affiliates, directors, officers, employees, agents, and every other person acting on its and its sub-contactors’ behalf, shall perform all required duties, transactions and dealings in compliance with all applicable laws, rules, regulations relating to anti-bribery and anti-money laundering.

57	COSTS AND EXPENSES

(a)

The parties hereto agree that all operational cost including required cost in relation to Vessel’s flag (such as tonnage tax, insurance and crew certs etc) would be for the Charterers’ account. However, all other cost (such as financing cost /cost for registration and discharge of their mortgage etc) would be for the Owners’ account.

(b)	For this Charter and the MOA, each party should bear its own costs unless otherwise agreed herein.

(end)

                     MEMORANDUM OF AGREEMENT

Norwegian Shipbrokers’ Association’s Memorandum of Agreement for sale and purchase of ships. Adopted by BIMCO in 1956. Code-name SALEFORM 2012 Revised 1966, 1983 and 1986/87, 1993 and 2012

Dated:
Sagittarius Shipping Corporation, hereinafter called the “Sellers”, have agreed to sell,
and
Sakae Shipping S.A. (1%) whose performance shall be guaranteed by Tachibana Kaiun Co., Ltd.
And
Tachibana Kaiun Co., Ltd. (99%) hereinafter collectively called the “Buyers”, have agreed to buy:
Name of vessel: M/V Navios Sagittarius
IMO Number: 9316866
Classification Society: NKK
Class Notation: NS*(BC, SHC 2,4,6 E)(ESP)(PSCM) MNS*
Total DWT: 75,700
Year of Build: 2006
Builder/Yard: Sanoyas Hishion Meisho Corporation
Flag: Panama
Place of Registration: Panama
GT/NT: 38,849 / 25,164
hereinafter called the “Vessel”, on the following terms and conditions:
Definitions

“Banking Days” are days (other than a Saturday and Sunday) on which banks are open ~~both~~ in all of Tokyo, Pireaus/Greece, London, New York ~~the country of the currency stipulated for the Purchase Price in Clause 1 (Purchase Price)~~ and in the place of closing stipulated in Clause 8.

~~“Buyers’ Nominated Flag State” means (state flag state).~~
“BBCP” means a bareboat Charter Party dated 7th June, 2019 agreed between the Sellers as the charterers and the Buyers as the owners in respect of the Vessel, which includes any addendum thereto.
“Charterers” mean the Sellers who are the bareboat charterer under the BBCP.
“Owners” mean the Buyers who are the owner under the BBCP.
“Class” means the class notation referred to above.
“Classification Society” means the Society referred to above.
~~“Deposit” shall have the meaning given in Clause 2 (Deposit)~~
~~“Deposit Holder” means (state name and location of Deposit Holder) or, if left blank, the Sellers’ Bank, which shall hold and release the Deposit in accordance with this Agreement.~~
“In writing” or “written” means a letter handed over from the Sellers to the Buyers or vice versa, a registered letter, e-mail or telefax.
“Parties” means the Sellers and the Buyers.
“Purchase Price” means the price for the Vessel as stated in Clause 1 (Purchase Price).
“Sellers’ Account” means an account held with Sellers’ Bank ~~(state details of bank account)~~ at the Sellers’ Bank notified by the Sellers to the Buyers for receipt of the balance of the Purchase Price.

This document is a computer generated SALEFORM 2012 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

1

“Sellers’ Bank” means such banks or banks ~~(state name of bank, branch and details) or, if left blank, the bank~~ notified by the Sellers to the Buyers for receipt of the balance of the Purchase Price.

1.	Purchase Price

The Purchase Price is USD7,500,000 (United States Dollars Seven Million Five Hundred Thousand) ~~(state currency and amount both in words and figures).~~

2.	~~Deposit~~

~~As security for the correct fulfillment of this Agreement the Buyers shall lodge a deposit of         % (        per cent) or, if left blank, 10% (ten per cent), of the Purchase Price (the “Deposit”) in an interest bearing account for the Parties with the Deposit Holder within three (3) Banking Days after the date that:~~

(i)	~~this Agreement has been signed by the Parties and exchanged in original or by e-mail or telefax; and~~

(ii)	~~the Deposit Holder has confirmed in writing to the Parties that the account has been opened~~.

~~The Deposit shall be released in accordance with joint written Instructions of the Parties. Interest, if any, shall be credited to the Buyers. Any fee charged for holding and releasing the Deposit shall be borne equally by the Parties. The Parties shall provide to the Deposit Holder all necessary documentation to open and maintain the account without delay.~~

3.	Payment

~~On delivery of the Vessel, but not later than three (3) Banking Days after the date that Notice of Readiness has been given in accordance with Clause 5 (Time and place of delivery and notices):~~

(i)	~~the Deposit shall be released to the Sellers; and~~

(ii)

the balance of the Purchase Price and all other sums payable on delivery by the Buyers to the Sellers under this Agreement shall be paid remitted in full free of bank charges to the a suspense account with Sellers’ ~~Account~~ Bank and held to Buyers’ order at least two (2) Banking Days prior to the expected time of delivery of the Vessel in order for the Sellers’ Bank to confirm that the Purchase Price referred to in Clause 3(i) above is in the Sellers’ Bank before the expected delivery date. Buyers’ remittance to such account shall be accompanied by a SWIFT (MT199) message to confirm that the Purchase Price referred to in Clause 3(i) above is to be released to Sellers upon presentation of a copy of the Protocol of Delivery and Acceptance duly signed by the authorized signatories of both the Sellers and the Buyers, including that the Sellers’ Bank shall return such funds in full without any deductions if delivery has for any reason not taken place within Five (5) Banking Days from the date of transfer to the Sellers’ Bank.

4.	Inspection

The Buyers have waived their rights to inspect the Vessel and have accepted the Vessel as is where is, subject to Clause 11 hereof. Instead of such inspections, the Buyers have received copies of colour photos of the Vessel from the Sellers. The Buyers have also inspected the Vessel’s class records. Therefore the sale is outright and definite subject only to the terms and conditions of this Agreement and of the BBCP.

~~(a)* The Buyers have inspected and accepted the Vessel’s classification records. The Buyers have also inspected the Vessel at/in             (state place) on             (state date) and have accepted the Vessel following this inspection and the sale is outright and definite, subject only to the terms and conditions of this Agreement.~~

~~(b)* The Buyers shall have the right to inspect the Vessel’s classification records and declare whether same are accepted or not within             (state date/period).~~

~~The Sellers shall make the Vessel available for inspection at/in             (state place/range) within             (state date/period).~~

~~The Buyers shall undertake the inspection without undue delay to the Vessel. Should the Buyers cause undue delay they shall compensate the Sellers for the losses thereby incurred.~~

~~The Buyers shall inspect the Vessel without opening up and without cost to the Sellers.~~

~~During the inspection, the Vessel’s deck and engine log books shall be made available for examination by the Buyers.~~

This document is a computer generated SALEFORM 2012 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

2

~~The sale shall become outright and definite, subject only to the terms and conditions of this Agreement, provided that the Sellers receive written notice of acceptance of the Vessel from the Buyers within seventy two (72) hours after completion of such inspection or after the date/last day of the period stated in Line 59, whichever is earlier.~~

~~Should the Buyers fail to undertake the inspection as scheduled and/or notice of acceptance of the Vessel’s classification records and/or of the Vessel not be received by the Sellers as aforesaid, the Deposit together with interest earned, if any, shall be released immediately to the Buyers, whereafter this Agreement shall be null and void.~~

~~*4(a) and 4(b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 4(a) shall apply.~~

5.	Time and place of delivery and notices

(a) The Vessel shall be delivered and taken over ~~safely afloat at a safe and accessible berth or anchorage at~~/in worldwide ~~(state place/range)~~ in the Sellers’ option. ~~Notice of Readiness shall not be tendered before:                 (date)~~

Cancelling Date (see Clauses 5(c)~~, 6 (a)(i), 6 (a) (iii)~~ and 14): the date which is the earlier of (a) 10th July, 2019 or (b) such other date as the Buyers and Sellers may agree.

(b) The Sellers shall keep the Buyers well informed of the Vessel’s itinerary and shall provide the Buyers with ~~twenty (20) ten (10), and five (5) and~~ three (3) approximate days’ notice and 1 days definite notice of the date ~~the Sellers intend to tender Notice of Readiness and of the intended place~~ of delivery.

~~When the Vessel is at the place of delivery and physically ready for delivery in accordance with this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.~~

(c) if the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the Vessel will not be ready for delivery by the Cancelling Date they may notify the Buyers in writing stating the date when they anticipate that the Vessel will be ready for delivery and proposing a new Cancelling Date. Upon receipt of such notification the Buyers shall have the option of either cancelling this Agreement in accordance with Clause 14 (Sellers’ Default) within three (3) Banking Days of receipt of the notice or of accepting the new date as the new Cancelling Date. If the Buyers have not declared their option within three (3) Banking Days of receipt of the Sellers’ notification or if the Buyers accept the new date, the date proposed in the Sellers’ notification shall be deemed to be the new Cancelling Date and shall be substituted for the Cancelling Date stipulated in line 79.

If this Agreement is maintained with the new Cancelling Date all other terms and conditions hereof including those contained in Clauses 5(b) and 5(d) shall remain unaltered and in full force and effect.

(d) Cancellation, failure to cancel or acceptance of the new Cancelling Date shall be entirely without prejudice to any claim for damages the Buyers may have under Clause 14 (Sellers’ Default) for the Vessel not being ready by the original Cancelling Date.

(e) Should the Vessel become an actual, constructive or compromised total loss before delivery ~~the Deposit together with interest earned, if any, shall be released immediately to the Buyers whereafter~~ this Agreement shall be null and void.

6.	Divers Inspection / Drydocking

~~(a)*~~

~~(i)~~

~~The Buyers shall have the option at their cost and expense to arrange for an underwater inspection by a diver approved by the Classification Society prior to the delivery of the Vessel. Such option shall be declared latest nine (9) days prior to the Vessel’s intended date of readiness for delivery as notified by the Sellers pursuant to Clause 5(b) of this Agreement. The Sellers shall at their cost and expense make the Vessel available for such inspection. This inspection shall be carried out without undue delay and in the presence of a Classification Society surveyor arranged for by the Sellers and paid for by the Buyers. The Buyers’ representative(s) shall have the right to be present at the diver’s inspection as observer(s) only without interfering with the work or decisions of the Classification Society surveyor. The extent of the inspection and the conditions under which it is performed shall be to the satisfaction of the Classification Society. If the conditions at the place of delivery are unsuitable for such inspection, the Sellers shall at their cost and expense make the Vessel available at a suitable alternative place near to the delivery port, in which event the Cancelling Date shall be extended by the additional time required for such positioning and the subsequent re-positioning. The Sellers may not tender Notice of Readiness prior to completion of the underwater inspection.~~

This document is a computer generated SALEFORM 2012 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

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~~(ii)~~

~~If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel’s class, then (1) unless repairs can be carried out afloat to the satisfaction of the Classification Society, the Sellers shall arrange for the Vessel to be drydocked at their expense for inspection by the Classification Society of the Vessel’s underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classification Society’s rules (2) such defects shall be made good by the Sellers at their cost and expense to the satisfaction of the Classification Society without condition/recommendation** and (3) the Sellers shall pay for the underwater inspection and the Classification Society’s attendance.~~

~~Notwithstanding anything to the contrary in this Agreement, if the Classification Society do not require the aforementioned defects to be rectified before the next class drydocking survey, the Sellers shall be entitled to deliver the Vessel with these defects against a deduction from the Purchase Price of the estimated direct cost (of labour and materials) of carrying out the repairs to the satisfaction of the Classification Society, whereafter the Buyers shall have no further rights whatsoever in respect of the defects~~

~~and/or repairs. The estimated direct cost of the repairs shall be the average of quotes for the repair work obtained from two reputable independent shipyards at or in the vicinity of the port of delivery, one to be obtained by each of the Parties within two (2) Banking Days from the date of the imposition of the condition/recommendation, unless the Parties agree otherwise. Should either of the Parties fall to obtain such a quote within the stipulated time then the quote duly obtained by the other Party shall be the sole basis for the estimate of the direct repair costs. The Sellers may not tender Notice of Readiness prior to such estimate having been established.~~

~~(iii)~~

~~If the Vessel is to be drydocked pursuant to Clause 6(a)(ii) and no suitable dry docking facilities are available at the port of delivery, the Sellers shall take the Vessel to a port where suitable drydocking facilities are available, whether within or outside the delivery range as per Clause 5(a). Once drydocking has taken place the Sellers shall deliver the Vessel at a port within the delivery range as per Clause 5(a) which shall, for the purpose of this Clause, become the new port of delivery, in such event the Cancelling Date shall be extended by the additional time required for the drydocking and extra steaming, but limited to a maximum of fourteen (14) days.~~

~~(b)* The Sellers shall place the Vessel in drydock at the port of delivery for inspection by the Classification Society of the Vessel’s underwater parts below the deepest load line, the extent of the inspection being in accordance with the Classification Society’s rules. If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken, damaged or defective so as to affect the Vessel’s class, such defects shall be made good at the Seller’s cost and expense to the satisfaction of the Classification Society without condition/recommendation**. In such event the Sellers are also to pay for the costs and expenses in connection with putting the Vessel in and taking her out of drydock, including the drydock dues and the Classification Society’s fees. The Sellers shall also pay for these costs and expenses if parts of the tailshaft system are condemned or found defective or broken so as to affect the Vessel’s class. In all other eases, the Buyers shall pay the aforesaid costs and expenses, dues and fees.~~

~~(c) If the Vessel is drydocked pursuant to Clause 6 (a)(ii) or 6 (b) above:~~

~~(i)~~

~~The Classification Society may require survey of the tailshaft system, the extent of the survey being to the satisfaction of the Classification surveyor. If such survey is not required by the Classification Society, the Buyers shall have the option to require the tailshaft to be drawn and surveyed by the Classification Society, the extent of the survey being in accordance with the Classification Society’s rules for tailshaft survey and consistent with the current stage of the Vessel’s survey cycle. The Buyers shall declare whether they require the tailshaft to be drawn and surveyed not later than by the completion of the inspection by the Classification Society. The drawing and refitting of the tailshaft shall be arranged by the Sellers, Should any parts of the tailshaft system be condemned or found defective so as to affect the Vessel’s class, those parts shall be renewed or made good at the Sellers’ cost and expense to the satisfaction of Classification Society without condition/recommendation**.~~

~~(ii)~~

~~The costs and expenses relating to the survey of the tailshaft system shall be borne by the Buyers unless the Classification Society requires such survey to be carried out or if parts of the system are condemned or found defective or broken so as to affect the Vessel’s class, in which case the Sellers shall pay these costs and expenses.~~

This document is a computer generated SALEFORM 2012 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

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~~(iii)~~	~~The Buyers’ representative(s) shall have the right to be present in the drydock, as observer(s) only without interfering with the work or decisions of the Classification Society surveyor.~~

~~(iv)~~

~~The Buyers shall have the right to have the underwater parts of the Vessel cleaned and painted at their risk, cost and expense without interfering with the Sellers’ or the Classification Society surveyor’s work, if any, and without affecting the Vessel’s timely delivery. If, however, the Buyers’ work in drydock is still in progress when the Sellers have completed the work which the Sellers are required to do, the additional docking time needed to complete the Buyers’ work shall be for the Buyers’ risk, cost and expense. In the event that the Buyers’ work requires such additional time, the Sellers may upon completion of the Sellers’ work tender Notice of Readiness for delivery whilst the Vessel is still in drydock and, notwithstanding Clause 5(a), the Buyers shall be obliged to take delivery in accordance with Clause 3 (Payment), whether the Vessel is in drydock or not.~~

~~*6 (a) and 6 (b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 6 (a) shall apply.~~

~~**Notes or memoranda, if any, in the surveyor’s report which are accepted by the Classification Society without condition/recommendation are not to be taken into account.~~

7.	Spares, bunkers and other items

The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on shore. All spare parts and spare equipment including spare tail-end shaft(s) and/or spare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of ~~inspection~~ delivery used or unused, whether on board or not shall become the Buyers’ property~~, but spares on order are excluded. Forwarding charges, if any, shall be for the Buyers’ account. The Sellers are not required to replace spare parts including spare tail and shaft(s) and spare propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of the Buyers. Unused stores and provisions shall be included in the sale and be taken over by the Buyers without extra payment.~~

~~Library and forms exclusively for use in the Sellers’ vessel(s) and captain’s, officers’ and crew’s personal belongings including the slop chest are excluded from the sale without compensation, as well as the following additional items:                (include list)~~

~~Items on board which are on hire or owned by third parties, listed as follows, are excluded from the sale without compensation:                 (include list)~~

Items on board at the time of ~~inspection~~ delivery which are on hire or owned by third parties, not listed above, shall be replaced or procured by the Sellers prior to delivery at their cost and expense.

Any remaining bunkers and unused lubricating and hydraulic oils and greases in storage tanks and unopened drums shall remain the property of the Sellers.

~~The Buyers shall take over remaining bunkers and unused lubricating and hydraulic oils and greases in storage tanks and unopened drums and pay either:~~

~~(a) *the actual net price (excluding barging expenses) as evidenced by invoices or vouchers; or~~

~~(b) *the current net market price (excluding barging expenses) at the port and date of delivery of the Vessels or, if unavailable, at the nearest bunkering port,~~

~~for the quantities taken over.~~

~~Payment under this Clauses shall be made at the same time and place and in the same currency as the Purchase Price.~~

~~“Inspection” in this Clause 7, shall mean the Buyers’ inspection according to Clause 4(a) or 4(b) (Inspection), if applicable. If the Vessel is taken over without inspection, the date of this Agreement shall be the relevant date.~~

~~*(a) and (b) are alternatives, delete whichever is not applicable. In the absence of deletions alternative (a) shall apply.~~

8.	Documentation

The place of closing: Japan or Piraeus, Greece

This document is a computer generated SALEFORM 2012 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

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In exchange for payment of the Purchase Price the Seller shall furnish the Buyers with delivery document reasonably required by the Buyers. There documents shall be listed in an addendum hereto, namely “Addendum no. 1: List of delivery documents”

~~(a) In exchange for payment of the Purchase Price the Sellers shall provide the Buyers with the following delivery documents:~~

~~(i)~~

~~Legal Bill(s) of Sale in a form recordable in the Buyers’ Nominated Flag State, transferring title of the Vessel and stating that the Vessel is free from all mortgages, encumbrances and maritime liens or any other debts whatsoever, duly notarially attested and legalised or apostilled, as required by the Buyers’ Nominated Flag State;~~

~~(ii)~~	~~Evidence that all necessary corporate, shareholder and other action has been taken by the Seller to authorise the execution, delivery and performance of this Agreement;~~

~~(iii)~~

~~Power of Attorney of the Seller appointing one or more representatives to act on behalf of the Seller in the performance of this Agreement, duly notarially attested and legalized or apostilled (as appropriate);~~

~~(iv)~~

~~Certificate or Transcript of Registry issued by the competent authorities of the flag state on the date of delivery evidencing the Seller’ ownership of the Vessel and that the Vessel is free from registered encumbrances and mortgages, to be faxed or e-mailed by such authority to the closing meeting with the original to be sent to the Buyers as soon as possible after delivery of the Vessel;~~

~~(v)~~

~~Declaration of Class or (depending on the Classification Society) a Class Maintenance Certificate issued within three (3) Banking Days prior to delivery confirming that the Vessel is in Class free of condition/recommendation;~~

~~(vi)~~

~~Certificate of Deletion of the Vessel from the Vessel’s registry or other official evidence of deletion appropriate to the Vessel’s registry at the time of delivery, or, in the event that the registry does not as a matter of practice issues such documentation immediately, a written undertaking by the Sellers to effect deletion from the Vessel’s registry forthwith and provide a certificate or other official evidence of deletion to the Buyers promptly and latest within four (4) weeks after the Purchase Price has been paid and the Vessel has been delivered;~~

~~(vii)~~

~~A copy of the Vessel’s Continuous Synopsis Record certifying the date on which the Vessel ceased to be registered with the Vessel’s registry, or, in the event that the registry does not as a matter of practice issue such certificate immediately, a written undertaking from the Sellers to provide the copy of this certificate promptly upon it being issued together with evidence of submission by the Sellers of a duly executed Form 2 stating the date on which the Vessel shall cease to be registered with the Vessel’s registry.~~

~~(viii)~~	~~Commercial Invoice for the Vessel;~~

~~(ix)~~	~~Commercial Invoice(s) for bunkers, lubricating and hydraulic oils and greases;~~

~~(x)~~	~~A copy of the Sellers’ letter to their satellite communication provider cancelling the Vessel’s communications contract which is to be sent immediately after delivery of the Vessel;~~

~~(xi)~~

~~Any additional documents as may reasonably be required by the competent authorities of the Buyers’ Nominated Flag State for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any such documents as soon as possible after the date of this Agreement; and~~

~~(xii)~~	~~The Sellers’ letter of confirmation that to the best of their knowledge, the Vessel is not black listed by any nation or international organisation.~~

~~(b) At the time of delivery the Buyers shall provide the Sellers with:~~

~~(i)~~	~~Evidence that all necessary corporate, shareholder and other action has been taken by the Buyers to authorise the execution, delivery and performance of this Agreement; and~~

~~(ii)~~

~~Power of Attorney of the Buyers appointing one or more representatives to act on behalf of the Buyers in the performance of this Agreement, duly notarially attested and legalized or apostilled (as appropriate).~~

~~(c) If any of the documents listed in Sub clauses (a) and (b) above are not in the English language they shall be accompanied by an English translation by an authorised translator or certified by a-lawyer qualified to practice in the country of the translated language.~~

This document is a computer generated SALEFORM 2012 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

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~~(d) The Parties shall to the extent possible exchange copies, drafts or samples of the documents listed in Sub-clause (a) and Sub-clause (b) above for review and comment by the other party not later than                  (state number of days), or if left blank, nine (9) days prior to the Vessel’s intended date of readiness for delivery as notified by the Sellers pursuant to Clause 5(b) of this Agreement.~~

~~(e) Concurrent with the exchange of documents in Sub-clause (a) and Sub-clause (b) above, the Sellers shall also hand to the Buyers the classification certificate(s) as well as all plans, drawings and manuals, (excluding ISM/ISPS manuals), which are on board the Vessel. Other certificates which are on board the Vessel shall also be handed over to the Buyers unless the Sellers are required to retain same, in which case the Buyers have the right to take copies.~~

~~(f) Other technical documentation which may be in the Sellers’ possession shall promptly after delivery be forwarded to the Buyers at their expense, if they so request. The Sellers may keep the Vessel’s log books but the Buyers have the right to take copies of same.~~

~~(g) The Parties shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the Buyers.~~

9.	Encumbrances

The Sellers warrant that the Vessel, at the time of delivery, is free from all ~~charters~~, encumbrances, mortgages, claims and maritime liens or any other debts whatsoever, and is not subject to Port State or other administrative detentions. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred prior to the time of delivery.

10.	Taxes, fees and expenses

Any taxes, fees and expenses in connection with the purchase and registration in Panama ~~the Buyers’ Nominated~~ Flag State shall be for the Buyers’ account, whereas similar charges in connection with the closing of the Sellers’ register shall be for the Sellers’ account.

11.	Condition on delivery

See also additional Clause 19 (Delivery under BBCP)

The Vessel with everything belonging to her shall be at the Sellers’ risk and expense until she is delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be delivered and taken over “as is where is” ~~she was~~ but substantially in the same condition with the class status at the time of inspection of Vessel’s class record on 24th April 2019., fair, wear and tear excepted. ~~However, the Vessel shall be delivered free of cargo and free of stowaways with her Class maintained without condition/recommendation*, free of average damage affecting the Vessel’s class, and with her classification certificates and national certificates, as well as all other certificates the Vessel had at the time of inspection, valid and unextended without condition/recommendation* by the Classification Society or the relevant authorities at the time of delivery.~~

~~“Inspection” in this Clause 11, shall mean the Buyers’ inspection according to Clause 4(a) or 4(b) (Inspections), if applicable. If the Vessel is taken over without inspection, the date of this Agreement shall be the relevant date.~~

12.	Name/markings

~~Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel markings.~~

13.	Buyers’ default

~~Should the Deposit not be lodged in accordance with Clause 2 (Deposit), the Sellers have the right to cancel this Agreement, and they shall be entitled to claim compensation for their losses and for all expenses incurred together with interest.~~

Should the Purchase Price not be paid in accordance with Clause 3 (Payment), the Sellers have the right to cancel this Agreement, ~~in which case the Deposit together with interest earned, if any shall be released to the Sellers. If the Deposit does not cover their loss, the Sellers shall be entitled to~~ and claim ~~further~~ compensation for ~~their losses and for all~~ reasonable expenses incurred ~~together with interest~~.

This document is a computer generated SALEFORM 2012 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

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14.	Sellers’ default

Should the Sellers fail to ~~give Notice of Readiness in accordance with Clause 5(b) or fail to be ready to~~ validly complete a legal transfer by the Cancelling Date, the Buyers shall have the option of cancelling this Agreement and~~. If after Notice of Readiness has been given but before the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not made physically ready again by the Cancelling Date and new Notice of Readiness given, the Buyers shall retain their option to cancel. In the event that the Buyers elect to cancel this Agreement, the Deposit together with interest earned, if any, shall be released to them immediately.~~

~~Should the Sellers fail to give Notice of Readiness by the Cancelling Date or fail to be ready to validly complete a legal transfer as aforesaid they~~ the Sellers shall make due compensation to the Buyers for their ~~loss and for all~~ reasonable expenses ~~together with interest if their failure is due to proven negligence and whether or not the Buyers cancel this Agreement.~~

15.	Buyers’ representatives

~~After this Agreement has been signed by the Parties and the Deposit has been lodged, the Buyers have the right to place two (2) representatives on board the Vessel at their sole risk and expense.~~

~~These representatives are on board for the purpose of familiarisation and in the capacity of observers only, and they shall not interfere in any respect with the operation of the Vessel. The Buyers and the Buyers’ representatives shall sign the Sellers’ P&I Club’s standard letter of indemnity prior of their embarkation.~~

16.	Law and Arbitration

(a) *This Agreement shall be governed by and constructed in accordance with English law and any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.

The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.

The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14) days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both Parties as if the sole arbitrator had been appointed by agreement.

In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceeding commenced.

~~(b) * This agreement shall be governed by and construed in accordance with Title 9 of the United States Code and the substantive law (not including the choice of law rules) of the State of New York and any dispute arising out of or in connection with this Agreement shall be referred to three (3) persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for the purposes of enforcing any award, judgment may be entered on an award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc.~~

~~In cases where neither the claim nor any counterclaim exceeds the sum of US$ 100,000 the arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators, Inc.~~

~~(c) This Agreement shall be governed by and construed in accordance with the laws of                  (state place) and any dispute arising out of or in connection with this Agreement shall be referred to arbitration at                  (state place), subject to the procedures applicable there.~~

~~*16(a), 16(b) and 16(o) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 16(a) shall apply.~~

This document is a computer generated SALEFORM 2012 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

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17.	Notices

All notices to be provided under this Agreement shall be in writing.

Contact details for recipients of notices are as follows:

For the Buyers: Sakae Shipping S.A. c/o Tachibana Kaiun Co., Ltd.

Address: 3-3-31 Minamitoryu-Cho, Imabari-City, Ehime, Japan

Telephone; 81898227719

E-Mail: Tachibana-kaiun@s8.dion.ne.jp

For the Sellers: Navios Shipmanagement Inc.

Address: 85 Akti Miaouli Street, 18538, Piraeus, Greece

Telephone: 30-210-4595000

E-mail: ops@navios.com, legal@navios.com tech@navios.com, legal_corp@navios.com

18.	Entire Agreement

The written terms of this Agreement and the BBCP comprise the entire the agreement between the Buyers and the Sellers in relation to the sale and purchase of the Vessel and supersede all previous agreements whether oral or written between the Parties in relation thereto.

Each of the Parties acknowledges that in entering into this Agreement it has not relied on and shall have no right or remedy in respect of any statement, representation, assurance or warranty (whether or not made negligently) other than as is expressly set out in this Agreement.

Any terms implied into this Agreement by any applicable statute or law are hereby excluded to the extent that such exclusion can legally be made. Nothing in this Clause shall limit or exclude any liability for fraud.

19.

The Buyers (as the owners) and the Sellers (as the Charterers) have entered into the BBCP, whereunder the Vessel is to be chartered to the Charterer on delivery for such period                  and on such terms and conditions more particularly described in the BBCP. It is agreed that the Vessel will be delivered by Buyers to Sellers as charterers under the BBCP simultaneously with their taking delivery under this Agreement, and the Sellers’ obligation to deliver the Vessel to the Buyers under this Agreement is strictly subject to the Buyers’ Obligation to deliver the Vessel to the Sellers under the BBCP.

20.	Confidentiality

Save as provided in Paragraph (b) below, the details of this Agreement and all the other relevant documents, negotiations, fixtures, and written correspondence are to be kept strictly confidential amongst all parties concerned, provided that:

(a) The Sellers/Buyers may make disclosures documents or information with respect to this Agreement to third party with the express prior written consent of the other party; and

(b) The Sellers/Buyers may make appropriate disclosure and subject to similar disclosure restrictions to their respective shareholders or prospective shareholders, bankers or other financlers, or professional advisors, or as necessary to rating agencies, or as required by the rules or regulations or practice of SEC and/or NYSE or of any applicable stock exchange or similar body (whether or not having the force of law), or as required by any court order or any applicable law, rule or regulation.

Sagittarius Shipping Corporation For and on behalf of the Sellers	Sakae Shipping S.A. Tachibana Kaiun Co., Ltd. For and on behalf of the Buyers
Name: Georgios Panagakis Title: Attorney-in-Fact	Name: Taro Yamaoka Title: Director / President

This document is a computer generated SALEFORM 2012 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

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